                                                                   Exhibit 10(m)


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                    WAREHOUSING CREDIT AND SECURITY AGREEMENT
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                                     BETWEEN


           UNIVERSAL AMERICAN MORTGAGE COMPANY, a Florida corporation,
              EAGLE HOME MORTGAGE, INC., a Washington corporation,
          AMERISTAR FINANCIAL SERVICES, INC., a California corporation,
               UNIVERSAL AMERICAN MORTGAGE COMPANY OF CALIFORNIA,
                            a California corporation,
                    UAMC ASSET CORP. II, a Nevada corporation



                            the Lenders Party Hereto


                                       AND


                        RESIDENTIAL FUNDING CORPORATION,
                             a Delaware corporation,
                                 as Credit Agent


                            Dated as of June 25, 2001

--------------------------------------------------------------------------------
                                TABLE OF CONTENTS
--------------------------------------------------------------------------------

1.             THE CREDIT.....................................................1
         1.1.  The Warehousing Commitment.....................................1
         1.2.  Expiration of Warehousing Commitment...........................2
         1.3.  Swingline Facility.............................................2
         1.4.  Notes..........................................................2
         1.5.  Non-Receipt of funds by Credit Agent...........................3
         1.6.  Replacement Notes..............................................3
2.             ELIGIBLE ASSETS................................................4
         2.1.  Limitation on Warehousing Advances.............................4
         2.2.  Limitation on RFC Direct Advances..............................4
         2.3.  Eligibility as Seller/Servicer of Mortgage Loans...............5
         2.4.  Eligible Assets................................................6
3.             PROCEDURES FOR OBTAINING ADVANCES..............................7
         3.1.  Warehousing Advances...........................................7
         3.2.  Wet Settlement Advances........................................8
4.             INTEREST, PRINCIPAL AND FEES...................................9
         4.1.  Interest.......................................................9
         4.2.  Interest Limitation............................................9
         4.3.  Principal Payments............................................10
         4.4.  Agent's Fees..................................................12
         4.5.  Commitment Fees...............................................13
         4.6.  Miscellaneous Charges.........................................13
         4.7.  Method of Making Payments.....................................13
         4.8.  Illegality....................................................14
         4.9.  Increased Costs; Capital Requirements.........................14
5.             COLLATERAL....................................................16
         5.1.  Grant of Security Interest....................................16
         5.2.  Release of Security Interest in Pledged Loans and
               Pledged Securities............................................17
         5.3.  Collection and Servicing Rights...............................19
         5.4.  Return of Collateral at End of Warehousing Commitment.........19
         5.5.  Delivery of Collateral Documents..............................19
         5.6.  Borrower Remains Liable.......................................20
         5.7.  Further Assurance.............................................20
6.             CONDITIONS PRECEDENT..........................................21
         6.1.  Initial Advance...............................................21
         6.2.  Each Advance..................................................24
7.             GENERAL REPRESENTATIONS AND WARRANTIES........................26
         7.1.  Place of Business.............................................26
         7.2.  Organization; Good Standing; Subsidiaries.....................26
         7.3.  Authorization and Enforceability..............................27
         7.4.  Authorization and Enforceability of Lennar Undertaking........27
         7.5.  Approvals.....................................................27
         7.6.  Financial Condition...........................................27
         7.7.  Litigation....................................................28
         7.8.  Compliance with Laws..........................................28
         7.9.  Regulation U..................................................28
         7.10. Investment Company Act........................................28

         7.11. Payment of Taxes...............................................28
         7.12. Agreements.....................................................29
         7.13. Title to Properties............................................29
         7.14. ERISA..........................................................29
         7.15. No Retiree Benefits............................................29
         7.16. Assumed Names..................................................29
8.             AFFIRMATIVE COVENANTS..........................................31
         8.1.  Payment of Obligations.........................................31
         8.2.  Financial Statements...........................................31
         8.3.  Other Borrower Reports.........................................31
         8.4.  Maintenance of Existence; Conduct of Business..................32
         8.5.  Compliance with Applicable Laws................................32
         8.6.  Inspection of Properties and Books; Operational Reviews........32
         8.7.  Notice.........................................................33
         8.8.  Payment of Debt, Taxes and Other Obligations...................33
         8.9.  Insurance......................................................34
         8.10. Closing Instructions...........................................34
         8.11. Subordination of Certain Indebtedness..........................34
         8.12. Other Loan Obligations.........................................34
         8.13. ERISA..........................................................34
         8.14. Use of Proceeds of Advances....................................35
9.             NEGATIVE COVENANTS.............................................36
         9.1.  Contingent Liabilities.........................................36
         9.2.  Restrictions on Fundamental Changes............................36
         9.3.  Loss of Eligibility............................................36
         9.4.  Tangible Leverage Ratio........................................36
         9.5.  Minimum Tangible Net Worth.....................................36
         9.6.  Distributions to Shareholders..................................37
         9.7.  Transactions with Affiliates...................................37
         9.8.  Recourse Servicing Contracts...................................37
         9.9.  Deferral of Subordinated Debt..................................37
         9.10. Limitation on Liens............................................37
         9.11. Limitation on Debt.............................................38
10.            SPECIAL REPRESENTATIONS, WARRANTIES AND COVENANTS..............39
CONCERNING COLLATERAL.........................................................39
         10.1. Special Representations and Warranties Concerning Collateral...39
         10.2. Special Affirmative Covenants Concerning Warehousing
               Collateral.....................................................41
         10.3. Special Negative Covenants Concerning Warehousing Collateral...42
         10.4. Special Affirmative Covenants Concerning Builder
               Construction Mortgage Loans....................................42
         10.5. Special Representations Concerning Construction/Perm Mortgage
               Loans and Third Party Builder Construction Mortgage Loans......42
         10.6. Special Representations and Warranties Concerning Receivables..43
         10.7. Special Representations Concerning Pledged Shares..............44
         10.8. Voting Rights; Dividends; Etc..................................44
11.            DEFAULTS; REMEDIES.............................................46
         11.1. Events of Default..............................................46
         11.2. Remedies.......................................................47
         11.3. Application of Proceeds........................................50
         11.4. Credit Agent Appointed Attorney-in-Fact........................51
         11.5. Right of Set-Off...............................................52
         11.6. Sharing of Payments............................................52
12.            AGENT..........................................................53
         12.1. Appointment....................................................53
         12.2. Duties of Agent................................................53

         12.3. Standard of Care..............................................53
         12.4. Delegation of Duties..........................................54
         12.5. Exculpatory Provisions........................................54
         12.6. Reliance by Agent.............................................54
         12.7. Non-Reliance on Agent or Other Lenders........................55
         12.8. Agent in Individual Capacity..................................55
         12.9. Successor Agent...............................................55
13.            MISCELLANEOUS.................................................57
         13.1. Notices.......................................................57
         13.2. Reimbursement Of Expenses; Indemnity..........................57
         13.3. Indemnification by Lenders....................................58
         13.4. Financial Information.........................................58
         13.5. Terms Binding Upon Successors; Survival of Representations....58
         13.6. Lenders in Individual Capacity................................59
         13.7. Assignment and Participations.................................59
         13.8. Commitment Increases..........................................59
         13.9. Amendments....................................................60
         13.10. Governing Law................................................60
         13.11. Relationship of the Parties..................................60
         13.12. Severability.................................................61
         13.13. Consent to Credit References.................................61
         13.14. Counterparts.................................................61
         13.15. Entire Agreement.............................................61
         13.16. Consent to Jurisdiction......................................61
         13.17. Waiver of Jury Trial.........................................62
         13.18. Confidentiality..............................................62
14.            DEFINITIONS...................................................63
         14.1. Defined Terms.................................................63
         14.2. Other Definitional Provisions; Terms of Construction..........72

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                                    EXHIBITS
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Exhibit A         Request for Advance

Exhibit B         Procedures and Documentation for Warehousing Single Family
                  Mortgage Loans

Exhibit C         Schedule of Servicing Portfolio

Exhibit D         Subsidiaries

Exhibit E         Officer's Certificate

Exhibit F         Lines of Credit

Exhibit G         Assumed Names

Exhibit H         Eligible Assets

Exhibit I         Commitment Summary Report

Exhibit J         Commitment Amounts

Exhibit K         Advance Certificate

Exhibit L         Existing Liens

Exhibit M         Existing Debt

--------------------------------------------------------------------------------
                             WAREHOUSING CREDIT AND
                               SECURITY AGREEMENT
--------------------------------------------------------------------------------


         WAREHOUSING CREDIT AND SECURITY AGREEMENT, dated as of June 25, 2001, between UNIVERSAL AMERICAN MORTGAGE COMPANY, a Florida corporation ("UAMC"), EAGLE HOME MORTGAGE, INC., a Washington corporation ("EHMI"), AMERISTAR FINANCIAL SERVICES, INC., a California corporation ("AFSI"), UNIVERSAL AMERICAN MORTGAGE CO. OF CALIFORNIA, a California corporation ("UAMCC"), UAMC ASSET CORP. II, a Nevada corporation ("UAMC Asset") (UAMC, EHMI, AFSI, UAMCC and UAMC Asset, collectively, "Borrower"), RESIDENTIAL FUNDING CORPORATION, a Delaware corporation ("RFC"), (RFC and any Additional Lender as may from time to time become a party hereto and their respective successors and permitted assigns being referred to individually as a "Lender" and collectively as the "Lenders"), and RFC as credit agent for Lenders (in such capacity, the "Credit Agent").

                  A. Borrower has requested certain financing from Lenders.

                  B. Lenders have agreed to provide that financing to Borrower subject to the terms and conditions of this Agreement.

                  C. The "Closing Date" for the transactions contemplated by this Agreement is June 25, 2001.

         NOW, THEREFORE, the parties to this Agreement agree as follows:


1.       THE CREDIT


1.1.     The Warehousing Commitment

         On the terms and subject to the conditions of this Agreement, Lenders agree, severally and not jointly, to make Warehousing Advances to Borrower from the Closing Date to the Business Day immediately preceding the Maturity Date, pro rata in accordance with their respective Percentage Shares, during which period Borrower may borrow, repay and reborrow in accordance with the provisions of this Agreement. On the terms and subject to the conditions of this Agreement, RFC agrees to make RFC Direct Advances to Borrower from the Closing Date to the Business Day immediately preceding the Maturity Date, during which period Borrower may borrow, repay and reborrow in accordance with the provisions of this Agreement. Effective as of the Closing Date, Lenders shall make Warehousing Advances and RFC shall make RFC Direct Advances in an amount equal to all loans outstanding under the Existing U.S. Home Agreement, and such Advances shall be applied by Credit Agent to repay such outstanding loans. In Credit Agent's discretion, Warehousing Advances and RFC Direct Advances may be made on or after June 30, 2001, against Eligible Assets previously financed under the Existing Universal Agreement, in connection with the repayment in full of Borrower's Debt under the Existing Universal Agreement. The total aggregate principal amount of all Warehousing Advances and Swingline Advances outstanding at any one time may not exceed the Warehousing Credit Limit, and the total aggregate principal amount of all RFC Direct Advances outstanding at any one time will not exceed the RFC Direct Commitment Amount. While a Default or Event of Default exists, Lenders may refuse to make any additional Warehousing Advances and RFC may refuse to make additional RFC Direct Advances to Borrower. All Warehousing Advances, RFC Direct Advances and Swingline Advances under this Agreement constitute a single indebtedness, and all of the Collateral is security for the Notes and for the performance of all of the Obligations.


1.2.     Expiration of Warehousing Commitment

         The Commitments expire on the earlier of ("Maturity Date"): (a) with respect to each Lender's Warehousing Commitment, June 24, 2002 or June 24, 2003, as set forth on Exhibit J, and with respect to the RFC Direct Commitments, June 24, 2003, as such date(s) may be extended in writing by the applicable Lenders, in their sole discretion, on which dates the Commitments will expire of their own terms and the related Advances will become due and payable, in each case without the necessity of Notice or action by Lenders, and (b) the date the Commitments are terminated and the Advances become due and payable under Section 11.2.


1.3.     Swingline Facility

         On the terms and subject to the conditions set forth herein, RFC may, from time to time to, but not including, the Business Day immediately preceding the Maturity Date, make Warehousing Advances ("Swingline Advances") requested by Borrower, in an aggregate not to exceed the Swingline Facility Amount, without requesting Warehousing Advances from the other Lenders. Lenders hereby agree to purchase from RFC an undivided participation interest in all outstanding Swingline Advances at any time in an amount equal to each Lender's Percentage Share of such Swingline Advances. RFC may at any time in its sole and absolute discretion (and shall no less frequently than weekly and upon the acceleration of the Obligations following an Event of Default) request Lenders to make Warehousing Advances in principal amounts equal to their Percentage Shares of outstanding Swingline Advances, and each Lender absolutely and unconditionally agrees to fund such Warehousing Advances, regardless of any Default or Event of Default or other condition which would otherwise excuse such Lender from funding Warehousing Advances, provided that no Lender shall be required to make Advances to repay Swingline Advances which would cause such Lender's aggregate Warehousing Advances then outstanding to exceed the amount of such Lender's Warehousing Commitment Amount. Each Lender's Warehousing Advances made pursuant to the preceding sentence shall be delivered directly to RFC in immediately available funds at the office of Credit Agent by 4:00 p.m. on the day of the request therefor by RFC if such request is made on or before 3:00 p.m., or by 9:00 a.m. on the 1st Business Day following such request if such request is made after 3:00 p.m., and shall be promptly applied against the outstanding Swingline Advances. At the time of any request for Warehousing Advances from Lenders pursuant to this Section 1.3, Credit Agent shall deliver to each Lender a certificate in the form of Exhibit K attached hereto (the "Advance Certificate"), certified by Credit Agent. For purposes of the limitations set forth in Exhibit H hereto, Swingline Advances shall be deemed to be Warehousing Advances.


1.4.     Notes

         Warehousing Advances made by each Lender against Eligible Assets other than Agreements for Deed and Foreclosure Claim Receivables are evidenced by Borrower's promissory note, payable to each Lender, in the form prescribed by Credit Agent (each, a "Warehousing Note"). Warehousing Advances made by each Lender against Agreements for Deed or Foreclosure Claim Receivables are evidenced by Borrower's promissory note, payable to each Lender, in the form prescribed by the Credit Agent (each, a "Sublimit Note"). RFC Direct Advances made by RFC are evidenced by Borrower's promissory note, payable to RFC, in the form prescribed by the Credit Agent (the "RFC Direct Note"). Swingline Advances of Borrower in favor of RFC are evidenced by Borrower's promissory note, payable to RFC, in the form prescribed by Credit Agent (the "Swingline Note"). The terms "Warehousing Note," "Sublimit Note," "RFC Direct Note" and "Swingline Note," as used in this Agreement, include all amendments, restatements, renewals or replacements of the original "Warehousing Notes," "Sublimit Note," "RFC Direct Note" and "Swingline Note," and all substitutions for any of them. All terms and provisions of the "Warehousing Notes," "Sublimit Note," "RFC Direct Note" and "Swingline Note" are incorporated into this Agreement.


1.5.     Non-Receipt of funds by Credit Agent.

         If Credit Agent receives notice from a Lender that such Lender does not intend to make its Percentage Share of any Warehousing Advances, neither Credit Agent nor any other Lender shall have any obligation to fund such Lender's Percentage Share. Notwithstanding the foregoing, unless a Lender notifies Credit Agent by 3:00 p.m. on the date of a proposed Warehousing Advance that it does not intend to make its Percentage Share of such Warehousing Advance available to Credit Agent at such time and on such date, Credit Agent may assume that such Lender will make such amount available to Credit Agent to be advanced to Borrower, and in reliance on such assumption, Credit Agent may, at its option, make a corresponding amount available to Borrower.

         1.5(a) If Credit Agent makes such corresponding amount available to Borrower and such amount is not made available to Credit Agent by such Lender by close of business on the date of the Warehousing Advance, such Lender shall pay such amount to Credit Agent upon demand plus interest to the date of payment at a rate per annum equal to the Federal Funds Rate.

         1.5(b) If a Lender fails to pay as provided herein, Borrower shall pay such amount to Credit Agent upon demand plus interest (at the rate applicable to Borrower for such Warehousing Advance) to the date of repayment.

         1.5(c) Nothing in this Section 1.5 shall relieve any Lender from its obligation to fund its Percentage Share of any Advance, or prejudice any rights Borrower may have against any Lender as a result of such Lender's failure to make its Percentage Share of any Advance


1.6.     Replacement Notes.

         Upon receipt by Credit Agent of an affidavit of an officer of any Lender as to the loss, theft, destruction or mutilation of any Note, and, in the case of any such mutilation, upon receipt by Credit Agent of such Note, Borrower will issue, in lieu thereof, a replacement note in the same principal amount thereof and otherwise of like tenor.



                                End of Article 1

2.       Eligible Assets


2.1.     Limitation on Warehousing Advances

         Lenders will make Warehousing Advances upon the request of Borrower, in the manner provided in Article 3, solely for the purpose of funding Eligible Assets, other than Land Loans and Other Construction Loans, and against the pledge of those Eligible Assets as Collateral. Lenders' obligations to make Warehousing Advances are subject to the limitations set forth in Exhibit H and to the following limitations:

         2.1(a) No Warehousing Advance will be made against any Eligible Asset that has been previously sold or pledged to obtain financing (whether or not such financing constitutes Debt) under another warehousing financing arrangement, other than one of the Existing Agreements, or a Gestation Agreement.

         2.1(b) No Warehousing Advance will be made against an Eligible Asset if the Warehousing Advance will exceed the amount applicable to that type of Eligible Asset at the time it is pledged, as set forth in Exhibit H.

         2.1(c) No Warehousing Advance shall be made against a Mortgage Loan, other than a Foreclosure Mortgage Loan, an Investment Mortgage Loan, or a Construction/Perm Mortgage Loan, closed more than 90 days before the date of such Warehousing Advance, except to the extent such Warehousing Advance refinances a loan under an Existing Agreement.

         2.1(d) No Advance shall be made against a Agreement for Deed, Foreclosure Mortgage Loan or Foreclosure Claim Receivable that is not owned by UAMC Asset.


2.2.     Limitation on RFC Direct Advances

         RFC will make RFC Direct Advances against Land Loans and Other Construction Loans upon the request of Borrower, in the manner provided in Article 3, solely for the purpose of funding Land Loans and Other Construction Loans and against the pledge of those Eligible Assets as Collateral. RFC's obligation to make Warehousing Advances against Land Loans and Other Construction Loans is subject to the limitations set forth in Exhibit H and to the following limitations:

         2.2(a) No Warehousing Advance will be made against any Eligible Asset that has been previously sold or pledged to obtain financing (whether or not such financing constitutes Debt) under another warehousing financing arrangement, other than one of the Existing Agreements or a Gestation Agreement.

         2.2(b) No Warehousing Advance will be made against an Eligible Asset if the Warehousing Advance will exceed the amount applicable to that type of Eligible Asset at the time it is pledged, as set forth in Exhibit H.

         2.2(c) No Warehousing Advance shall be made against a Mortgage Loan, other than a Third Party Builder Construction Mortgage Loan, closed more than 90 days before the date of such Warehousing Advance, except to the extent such Warehousing Advance refinances a loan under an Existing Agreement.

2.3.     Eligibility as Seller/Servicer of Mortgage Loans

         2.3(a) UAMC is approved and qualified and in good standing as a lender or seller/servicer, as set forth below, and meets all requirements applicable to its status as:


                  (i) An FHA-approved mortgagee, eligible to originate, purchase, hold, sell and service FHA fully insured Mortgage Loans.

                  (ii) A Ginnie Mae-approved seller/servicer of Mortgage Loans and issuer of Mortgage-backed Securities guaranteed by Ginnie Mae.

                  (iii) A lender in good-standing under the VA loan guarantee program eligible to originate, purchase, hold, sell and service VA-guaranteed Mortgage Loans.

                  (iv) A Fannie Mae-approved seller/servicer of Mortgage Loans, eligible to originate, purchase, hold, sell and service Mortgage Loans to be sold to Fannie Mae.

                  (v) A Freddie Mac-approved seller/servicer of Mortgage Loans, eligible to originate, purchase, hold, sell and service Mortgage Loans to be sold to Freddie Mac.

                  (vi) A RFC-approved seller/servicer of Mortgage Loans, eligible to originate, purchase, hold, sell and service Loans to be sold to RFC.

         2.3(b) EHMI is approved and qualified and in good standing as a lender or seller/servicer, as set forth below, and meets all requirements applicable to its status as:

                  (i) FHA-approved mortgagee, eligible to originate, purchase, hold, sell and service FHA fully insured Mortgage Loans.

                  (ii) A Ginnie Mae-approved seller/servicer of Mortgage Loans and issuer of Mortgage-backed Securities guaranteed by Ginnie Mae.

                  (iii) A lender in good-standing under the VA loan guarantee program eligible to originate, purchase, hold, sell and service VA-guaranteed Mortgage Loans.

                  (iv) A Fannie Mae-approved seller/servicer of Mortgage Loans, eligible to originate, purchase, hold, sell and service Mortgage Loans to be sold to Fannie Mae.

                  (v) A Freddie Mac-approved seller/servicer of Mortgage Loans, eligible to originate, purchase, hold, sell and service Mortgage Loans to be sold to Freddie Mac.

                  (vi) A RFC-approved seller/servicer of Mortgage Loans, eligible to originate, purchase, hold, sell and service Loans to be sold to RFC.

         2.3(c) AFSI is approved and qualified and in good standing as a lender or seller/servicer, as set forth below, and meets all requirements applicable to its status as:

                  (i) FHA-approved mortgagee, eligible to originate, purchase, hold, sell and service FHA fully insured Mortgage Loans.

                  (ii) A lender in good-standing under the VA loan guarantee program eligible to originate, purchase, hold, sell and service VA-guaranteed Mortgage Loans.

         2.3(d) UAMCC is approved and qualified and in good standing as a lender or seller/servicer, as set forth below, and meets all requirements applicable to its status as:

                  (i) FHA-approved mortgagee, eligible to originate, purchase, hold, sell and service FHA fully insured Mortgage Loans.

                  (ii) A lender in good-standing under the VA loan guarantee program eligible to originate, purchase, hold, sell and service VA-guaranteed Mortgage Loans.

2.4.     Eligible Assets

Subject to compliance with the terms, covenants and representations set forth in this Agreement, each of the Mortgage Loans described on Exhibit H is an Eligible Asset for the purposes of this Agreement.



                                End of Article 2

3.       PROCEDURES FOR OBTAINING ADVANCES


3.1.     Warehousing Advances

         3.1(a) To obtain a Warehousing Advance or an RFC Direct Advance under this Agreement, Borrower must deliver to Credit Agent, either a completed and signed request for an Advance on the then current form approved by Credit Agent or an Electronic Advance Request, together with a list of Mortgage Loans for which the request is being made and a completed and signed RFConnects Pledge Agreement sent by facsimile ("Advance Request"), not later than (i) in the case of Electronic Advance Requests, 3:30 p.m. on the Business Day on which Borrower desires the Advance, and (ii) in all other cases, unless the Credit Agent agrees otherwise, one Business Day before the Business Day on which Borrower desires the Advance. Subject to the delivery of a Advance Request, Borrower may obtain an Advance under this Agreement upon compliance with the procedures set forth in this Section and in the applicable Exhibit B, including delivery to Credit Agent of all required Collateral Documents. Credit Agent's current form of Advance Request is set forth in the applicable Exhibit A. Upon not less than 3 Business Days' prior Notice to Borrower, Credit Agent may modify its form of Advance Request and any other Exhibit referred to in this Section to conform to either current legal requirements or Credit Agent practices and, as so modified, those Exhibits will be deemed a part of this Agreement.

         3.1(b) Credit Agent has a reasonable time to examine Borrower's Advance Request and the Collateral Documents to be delivered by Borrower before funding the requested Advance, and may reject any Eligible Asset that does not meet the requirements of this Agreement or of the related Purchase Commitment.

         3.1(c) Borrower must hold or cause its custodian to hold, in trust for Credit Agent, those original Collateral Documents of which only copies are required to be delivered to Credit Agent under Exhibit B. Unless a Pledged Loan is being held by an Investor for purchase or has been redeemed from pledge by Borrower, promptly upon request by Credit Agent or, if the recorded Collateral Documents have not yet been returned from the recording office, immediately upon receipt by Borrower or its custodian of those recorded Collateral Documents, Borrower must deliver or cause its custodian to deliver to Credit Agent any or all of the original Collateral Documents.

         3.1(d) To fund Warehousing Advances, RFC Direct Advances and Swingline Advances under this Agreement, Credit Agent will cause the Funding Bank to credit either the Wire Disbursement Account or Check Disbursement Account upon compliance by Borrower with the terms of the Loan Documents. Credit Agent will determine, in its sole discretion, the method by which Advances and other amounts on deposit in the Wire Disbursement Account or Check Disbursement Account are disbursed by the Funding Bank to or for the account of Borrower.

         3.1(e) If, under the authorization given by Borrower in the Funding Bank Agreement, Credit Agent (i) debits Borrower's Operating Account to cover a wire to be initiated by Credit Agent for the purpose of financing a Pledged Asset against which Lenders have made Warehousing Advances, or (ii) directs the Funding Bank to honor a check drawn by Borrower's on its Check Disbursement Account at the Funding Bank, and that debit or direction results in an overdraft, RFC may make an additional Swingline Advance to fund that overdraft.

3.2.     Wet Settlement Advances

         Collateral Documents not required for a Wet Settlement Advance must be delivered by Borrower to Credit Agent within 7 Business Days after the date of the Wet Settlement Advance.



                                End of Article 3

4.       INTEREST, PRINCIPAL AND FEES


4.1.     Interest

         4.1(a) Except as provided in Sections 4.1(b), 4.1(d) and 4.1(e), Borrower must pay interest on the unpaid amount of each Advance from the date the Advance is made until it is paid in full at the Interest Rate specified in Exhibit H.

         4.1(b) Borrower and any Lender may enter into an agreement (a "Balance Funded Agreement") pursuant to which Borrower agrees to maintain Deposit Balances on deposit with such Lender or a Designated Bank in consideration of the funding of all or a portion of such Lender's Advances against Prime Mortgage Loans at a Balance Funded Rate. Borrower may give written notice to any Lender with which it has a Balance Funded Agreement, as and when provided in such Balance Funded Agreement, of Borrower's election to have a portion (the "Balance Funded Portion") of the principal amount of Lender's Advances against Prime Mortgage Loans bear interest at the Balance Funded Rate during any calendar month. In the event Borrower elects to have all or a portion of any Lender's Advances against Prime Mortgage Loans bear interest at the Balance Funded Rate during any month, such Lender shall notify Credit Agent no later than 12:00 Noon on the second Business Day of the following month of the estimated amount by which the interest to be paid by Borrower on such Lender's Advances during such month was reduced as a result of the application of such Balance Funded Agreement. If the Deposit Balances maintained by Borrower with such Lender or its Designated Bank during such month are less than the Balance Funded Portion, or if the estimate provided by Lender pursuant to the previous sentence is not accurate, Lender may charge and separately bill Borrower a deficiency fee (a "Balance Deficiency Fee"), or credit Borrower with any amount by which interest billed exceeded interest actually due, the amount of which shall be set forth in the Balance Funded Agreement between Borrower and such Lender.

         4.1(c) Credit Agent computes interest on the basis of the actual number of days elapsed in a year of 360 days. Interest is payable monthly in arrears, as provided in Section 4.7.

         4.1(d) After an Event of Default occurs and upon Notice to Borrower by Credit Agent, the unpaid amount of each Warehousing Advance or RFC Direct Advance will bear interest at the Default Rate until the Event of Default has been waived or cured, as provided herein, or the Warehousing Advance has been paid in full.

         4.1(e) The rates of interest provided for in this Agreement will be adjusted as of the effective date of each change in the applicable index. Credit Agent's determination of such rates of interest as of any date of determination are conclusive and binding, absent manifest error.


4.2.     Interest Limitation

         Lenders do not intend, by reason of this Agreement, the Notes or any other Loan Document, to receive interest in an amount in excess of that permitted by applicable law. If Lenders receive any interest in excess of the amount permitted by applicable law, whether by reason of acceleration of the maturity of this Agreement, the Notes or otherwise, Lenders will apply the excess to the unpaid principal balance of the Advances and not to the payment of interest. If all Advances have been paid in full and the Commitments have expired or have been terminated, Lenders will remit any excess to Borrower. This Section controls every other provision of all agreements between Borrower and Lenders and is binding upon and available to any subsequent holder of the Notes.


4.3.     Principal Payments

         4.3(a) Borrower must pay the outstanding principal amount of all Warehousing Advances and RFC Direct Advances on the applicable Maturity Date, and the outstanding principal amount of all Swingline Advances on the final Maturity Date.

         4.3(b) Borrower may prepay any portion of the Advances without premium or penalty at any time.

         4.3(c) Borrower must pay to Credit Agent for the pro rata benefit of Lenders, without the necessity of prior demand or Notice from Credit Agent, and Borrower authorizes Credit Agent to cause the Funding Bank to charge Borrower's Operating Account for, or reduce the Buydown by, the amount of any outstanding Advance against a specific Pledged Loan upon the earliest occurrence of any of the following events:

                  (1) One (1) Business Day elapses from the date an Advance was made if the Pledged Loan that was to have been funded by that Advance is not closed and funded.

                  (2) Fifteen (15) Business Days elapse without the return of a Collateral Document delivered by Credit Agent to Borrower under a Trust Receipt for correction or completion.

                  (3) On the date on which a Pledged Loan is determined to have been originated based on untrue, incomplete or inaccurate information or otherwise to be subject to fraud, whether or not Borrower had knowledge of the misrepresentation, incomplete or incorrect information or fraud, or on the date on which Borrower knows, or has reason to know, or receives Notice from Credit Agent, that one or more of the representations and warranties set forth in Article 10 were inaccurate or incomplete in any material respect on any date when made or deemed made.

                  (4) Except in the case of Foreclosure Claim Receivables and Foreclosure Mortgage Loans, on the date the Pledged Loan or a Lien prior to the Pledged Loan is defaulted and remains in default for a period of 60 days or more.

                  (5) Upon the sale, other disposition or prepayment of any Pledged Asset or, with respect to a Pledged Loan included in an Eligible Mortgage Pool, upon the sale or other disposition of the related Agency Security.

                  (6) One (1) Business Day immediately preceding the date scheduled for the foreclosure or trustee sale of the premises securing a Mortgage Loan, unless such foreclosure or trustee sale will give rise to a Foreclosure Claim Receivable against which the related Advance may remain outstanding hereunder.

         4.3(d) Upon telephonic Notice to Borrower by Credit Agent, Borrower must pay to Credit Agent, and Borrower authorizes Credit Agent to cause the Funding Bank to charge Borrower's Operating Account for, or reduce the Buydown, the amount of any outstanding Advance against a specific Pledged Loan upon the earliest occurrence of any of the following events:

                  (1)      For any Pledged Loan, the Warehouse Period elapses.

                  (2) Forty-five (45) days elapse from the date a Pledged Loan was delivered to an Investor or Approved Custodian for examination and purchase or for inclusion in a Mortgage Pool, without the purchase being made or an Eligible Mortgage Pool being initially certified, or upon rejection of a Pledged Loan as unsatisfactory by an Investor or Approved Custodian.

                  (3) Seven (7) Business Days elapse from the date a Wet Settlement Advance was made against a Pledged Loan without receipt by Credit Agent of all Collateral Documents relating to the Pledged Loan, or the Collateral Documents, upon examination by Credit Agent, do not comply with the requirements of this Agreement.

                  (4) With respect to any Pledged Loan, any of the Collateral Documents, upon examination by Credit Agent, are found not to be in compliance with the requirements of this Agreement or the related Purchase Commitment, unless such non-compliance is, in Credit Agent's reasonable judgement, readily curable.

         4.3(e) Borrower must pay the outstanding amount of any Overdraft Advance in full within 1 Business Day after the date of the Overdraft Advance.

         4.3(f) In addition to the payments required pursuant to Sections 4.3(c) and 4.3(d), if the principal amount of any Pledged Loan is prepaid in whole or in part while Advances are outstanding against the Pledged Loan, Borrower must pay to Credit Agent, without the necessity or prior demand or Notice from Credit Agent, and Borrower authorizes Credit Agent to cause the Funding Bank to charge Borrower's Operating Account for, the amount of the prepayment, to be applied against such Advances.

         4.3(g) The proceeds of the sale, other disposition or collection of Pledged Assets must be paid directly by the Investor or other Obligor to the Cash Collateral Account. Borrower must give Notice to Credit Agent (by RFConnects) of the Pledged Assets for which proceeds have been received. Upon receipt of Borrower's Notice, Credit Agent will apply any proceeds deposited into the Cash Collateral Account to the payment of the Advances related to the Pledged Assets identified by Borrower in its Notice, and those Pledged Assets will be considered to have been redeemed from pledge. Credit Agent is entitled to rely upon Borrower's affirmation that deposits in the Cash Collateral Account represent payments from Investors or other Obligor for the purchase of or in payment of the Pledged Assets specified by Borrower in its Notice. If the payment from an Investor or other Obligor for the purchase of or in payment of Pledged Assets is less than the outstanding Advances against the Pledged Assets identified by Borrower in its Notice, Borrower authorizes Credit Agent to cause the Funding Bank to charge Borrower's Operating Account, or to charge the Buydown, in an amount equal to that deficiency. As long as no Default or Event of Default exists, Credit Agent will return to Borrower any excess payment from an Investor or other Obligor for Pledged Assets.

         4.3(h) Amounts received by Credit Agent as proceeds of the sale or other disposition of Pledged Mortgages or Pledged Securities and applicable to the principal amount of Warehousing Advances and Swingline Advances, including without limitation, amounts from time to time deposited in the Cash Collateral Account, shall be allocated among Lenders as follows:

                  (1) First, to RFC until the principal amount of the Swingline Advances have been paid in full; and

                  (2) Second, pro rata to Lenders in accordance with their respective Percentage Shares, for application to the Warehousing Advances.

                  Amounts applied to the Swingline Advances as set forth above shall, unless the Advances outstanding against such Pledged Mortgages or Pledged Securities were Swingline Advances, shall be deemed to be (i) a repayment of the Warehousing Advances outstanding against such Pledged Mortgages or Pledged Securities and (ii) a refunding of the Swingline Advances repaid as Warehousing Advances made by Lenders in accordance with Section 1.3 hereof.

         4.3(i) Credit Agent reserves the right to revalue any Pledged Loan that is not covered by a Purchase Commitment from Fannie Mae or Freddie Mac. Credit Agent reserves the right to revalue any Pledged Loan that is to be exchanged for an Agency Security if that Agency Security is not covered by a Purchase Commitment. Credit Agent reserves the right to revalue any other Eligible Asset. Borrower must pay to Credit Agent, without the necessity of prior demand or Notice from Credit Agent, and Borrower authorizes Credit Agent to cause the Funding Bank to charge Borrower's Operating Account for, any amount required after any such revaluation to reduce the principal amount of the Warehousing Advances, Swingline Advance or RFC Direct Advance outstanding against the revalued Eligible Asset to an amount equal to the Advance Rate for the applicable Eligible Asset type multiplied by the Fair Market Value of the Eligible Asset.

         4.3(j) Upon the occurrence of any event described in Section 11.1(f) with respect to Lennar, Borrower shall, at the request of the Credit Agent or the Majority Lenders, repay all Advances outstanding against Agreements for Deed, Construction/Perm Mortgage Loans and Unimproved Land Loans.

         4.3(k) Borrower may prepay a portion of the RFC Direct Advances, Swingline Advances and Warehousing Advances made by RFC (collectively, the "RFC Advances") outstanding under this Agreement (a "Buydown"). A Buydown is a reduction in the aggregate amount of the RFC Advances outstanding under this Agreement, but does not represent the prepayment of any particular RFC Advance, and does not entitle Borrower to the release of any Collateral. Unless a Default or Event of Default exists, all or any portion of a Buydown may be reborrowed upon Notice to Credit Agent not later than 3:30 p.m. on the Business Day that Borrower desires to reborrow such amount. If Credit Agent receives a payment of Advances that would, as a result of Buydowns by Borrower, reduce the outstanding principal balance of the RFC Advances to an amount less than zero, the Buydowns, or a portion of the Buydowns equal to such excess, will be re-advanced to Borrower. RFC may apply Buydowns to reduce interest payable by Borrower on outstanding RFC Advances in any order that Lender determines in its sole discretion. Upon application by RFC of any Buydown to RFC's Warehousing Advances, RFC shall be deemed to have purchased from each Lender an undivided participation interest in such Lender's outstanding Warehousing Advances in an amount equal to such Lender's Percentage Share of the amount so applied. The Lenders may at any time, in their sole and absolute discretion request RFC to make Warehousing Advances in a principal amount equal to the amount so applied. RFC's Warehousing Advances made pursuant to the preceding sentences shall be delivered directly to the Lenders, in their respective Percentage Shares, and shall be promptly applied by each Lender against its outstanding Warehousing Advances.

         4.3(l) In addition to the payments required pursuant to Sections 4.3(a) - 4.3(j), Borrower shall repay the Warehousing Advances, RFC Direct Advances and Swingline Advances as set forth in Exhibit H.


4.4.     Agent's Fees

         Borrower shall pay to Credit Agent, for its own account, such fees as shall be separately agreed between Borrower and Credit Agent.

4.5.     Commitment Fees

         To each Lender, through Credit Agent, a non-refundable Commitment Fee in an amount equal to the percentage set forth below of such Lender's Warehousing Commitment Amount (plus, in the case of RFC, the RFC Direct Commitment Amount), based on the amount and tenor of such Lender's Warehousing Commitment (plus, in the case of RFC, the RFC Direct Commitment), for the period from the Closing Date through the applicable Maturity Date, payable on the Closing Date, calculated as follows:

                                   Lender's Warehousing
         Initial Maturity Date     Commitment Amount           Commitment Fee Percentage
         ---------------------     -----------------           -------------------------
         May 31, 2002              $20,000,000 to $45,000,000           .02%

         May 31, 2002              $50,000,000 or more                  .10%

         May 31, 2003              $20,000,000 to $45,000,000           .035%

         May 31, 2003              $50,000,000 or more                  .10%

         If any Lender increases its Warehousing Commitment Amount, if the Warehousing Credit Limit is increased by an Additional Lender becoming a party hereto, or if RFC increases the RFC Direct Commitment Amount, Borrower shall pay the prorated portion of the applicable Commitment Fee on the amount of such increase or the amount of such Additional Lender's Warehousing Commitment Amount from the effective date thereof to the applicable Maturity Date. If, at any time, the Maturity Date of any Commitment is extended, Borrower shall pay an additional Commitment Fee in the prorated amount determined pursuant to the above calculation of the extended Commitment Amount from the day after the original Maturity Date to the extended Maturity Date. Borrower shall not be entitled to a reduction in the amount of the Commitment Fee in the event the amount of any Lender's Warehousing Commitment is reduced at the request of Borrower, or in the event that any Lender's Warehousing Commitment is terminated prior to its stated expiration date as a result of an Event of Default hereunder.


4.6.     Miscellaneous Charges

         Borrower must reimburse Credit Agent for all Miscellaneous Charges. Miscellaneous Charges are due when incurred, but will not be considered delinquent if Borrower pays them within 10 days after the date of Credit Agent's invoice or account analysis statement.


4.7.     Method of Making Payments

         4.7(a) Credit Agent shall, on or before the 5th Business Day of each month, deliver to Borrower billings for interest due and payable on Advances, Agent's Fees, Miscellaneous Charges and other fees and charges calculated through the end of the preceding month. On or before the 10th Business Day of each month, Borrower shall pay to Credit Agent the full amount of interest, fees and charges billed as described above.

         4.7(b) All payments made on account of the Obligations shall be made by Borrower to Credit Agent for distribution to Lenders, except for Balance Deficiency Fees, which shall be made directly to the applicable Lender, and fees and charges payable to Credit Agent for its own account. All payments made on account of the Obligations shall be made without setoff or counterclaim, free and clear of and without deduction for any taxes, fees or other charges of any nature whatsoever imposed by any taxing authority, and must be received by Credit Agent by 4:00 p.m. on the day of payment, it being expressly agreed and understood that if a payment is received after 4:00 p.m. by Credit Agent such payment will be considered to have been made on the next succeeding Business Day and interest thereon shall be payable by Borrower at the then applicable rate during such extension. No principal payments resulting from the sale of Pledged Mortgages or Pledged Securities shall be deemed to have been received by Credit Agent until Credit Agent has also received the Notice required under Section 4.3(g). All payments shall be made in lawful money of the United States of America in immediately available funds transferred via wire to the Cash Collateral Account. If any payment required to be made by Borrower hereunder becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day and interest shall be payable on Advances so extended at the then applicable rate during such extension.

         4.7(c) All amounts received by Credit Agent on account of the Obligations (except amounts received in respect of fees, Miscellaneous Charges or expenses payable hereunder to Credit Agent for its own account or amounts payable to RFC for RFC Direct Advances or Swingline Advances) shall be disbursed to Lenders by wire transfer by 12:00 noon on the Business Day after the date of receipt.

         4.7(d) Without limiting any other right that Credit Agent or any Lender may have under applicable law or otherwise, while a Default or Event of Default exists, Borrower authorizes Credit Agent to cause the Funding Bank to charge Borrower's Operating Account for any Obligations due and owing, without the necessity of prior demand or Notice from Credit Agent.


4.8.     Illegality

         In the event that any Lender shall have determined (which determination shall be conclusive and binding absent manifest error) at any time that the introduction of, or any change in, any applicable law, rule, regulation, order or decree or in the interpretation or the administration thereof by any Person charged with the interpretation or administration thereof, or compliance by such Lender with any request or directive (whether or not having the force of law) of any such Person, shall make it unlawful or impossible for such Lender to charge interest at the Balance Funded Rate based on Borrower's Eligible Balances as contemplated by this Agreement, then such Lender shall forthwith give Notice thereof to Credit Agent and Borrower describing such illegality in reasonable detail. Upon the giving of such Notice, the obligation of such Lender to charge interest at the Balance Funded Rate based on Borrower's Eligible Balances shall be immediately suspended for the duration of such illegality and with respect to Advances bearing interest at the Balance Funded Rate, each such Advance of such Lender shall bear interest at the applicable Interest Rate described in Exhibit H. If and when such illegality ceases to exist, such Lender shall notify Credit Agent and Borrower thereof and such suspension shall cease.


4.9.     Increased Costs; Capital Requirements

         In the event any applicable law, order, regulation or directive issued by any governmental or monetary authority, or any change therein or in the governmental or judicial interpretation or application thereof, or compliance by any Lender with any request or directive (whether or not having the force of law) by any governmental or monetary authority:

         4.9(a) Does or shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement or any Advances made hereunder, or change the basis of taxation on payments to such Lender of principal, fees, interest or any other amount payable hereunder (except for change in the rate of tax on the overall gross or net income of such Lender by the jurisdiction in which such Lender's principal office is located);

         4.9(b) Does or shall impose, modify or hold applicable any reserve, capital requirement, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, such Lender which are not otherwise included in the determination of the interest rate as calculated hereunder;

         and the result of any of the foregoing is to increase the cost to such Lender of making, renewing or maintaining any Advance or to reduce any amount receivable in respect thereof or to reduce the rate of return on the capital of such Lender or any Person controlling such Lender as it relates to credit facilities in the nature of that evidenced by this Agreement, then, in any such case, Borrower shall promptly pay any additional amounts necessary to compensate such Lender for such additional cost or reduced amounts receivable or reduced rate of return as determined by such Lender with respect to this Agreement or Advances made hereunder. If a Lender becomes entitled to claim any additional amounts pursuant to this Section, it shall notify Borrower through Credit Agent of the event by reason of which it has become so entitled and Borrower shall pay such amount within 15 days thereafter. A certificate as to any additional amount payable pursuant to the foregoing sentence containing the calculation thereof in reasonable detail submitted by a Lender, through Credit Agent, to Borrower shall be conclusive in the absence of manifest error.



                                End of Article 4

5.       COLLATERAL


5.1.     Grant of Security Interest

         As security for the payment of the Notes and for the performance of all of Borrower's Obligations, Borrower grants a security interest to Credit Agent, for the benefit of Lenders, in all of Borrower's right, title and interest in and to the following described property ("Collateral"):

         5.1(a) All amounts advanced by Credit Agent to or for the account of Borrower under this Agreement to fund a Mortgage Loan until that Mortgage Loan is closed and those funds disbursed.

         5.1(b) All Mortgage Loans, including all Mortgage Notes and Mortgages evidencing or securing those Mortgage Loans, that are delivered or caused to be delivered to Credit Agent or any Lender (including delivery to a third party on behalf of Credit Agent), come into the possession, custody or control of Credit Agent or any Lender for the purpose of pledge, or in respect of which Advances have been made under this Agreement, including all Mortgage Loans in respect of which Wet Settlement Advances have been made (collectively, "Pledged Loans").

         5.1(c) All Agreements for Deed in respect of which Advances have been made under this Agreement (collectively, "Pledged Agreements for Deed").

         5.1(d) All Mortgage-backed Securities that are created in whole or in part on the basis of Pledged Loans or are delivered or caused to be delivered to Credit Agent or any Lender, or are otherwise in the possession of Credit Agent or any Lender, or its agent, bailee or custodian as assignee, or pledged to Credit Agent, or for such purpose are registered by book-entry in the name of Credit Agent (including delivery to or registration in the name of a third party on behalf of Credit Agent) under this Agreement or in respect of which an Advance has been made (collectively, "Pledged Securities").

         5.1(e) All private mortgage insurance and all commitments issued by the VA or FHA to insure or guarantee any Mortgage Loans included in the Pledged Loans; all Purchase Commitments held by Borrower covering Pledged Loans, Pledged Agreements for Deed or Pledged Securities or proposed permanent Pledged Loans, and all proceeds from the sale of Pledged Loans, Pledged Agreements for Deed or Pledged Securities to Investors pursuant to those Purchase Commitments; and all personal property, contract rights, servicing and servicing fees and income or other proceeds, amounts and payments payable to Borrower whether as compensation or reimbursement, accounts or general intangibles of whatsoever kind relating to Pledged Loans, Pledged Agreements for Deed, Pledged Securities, VA commitments, FHA commitments and the Purchase Commitments, and all other documents or instruments relating to Pledged Loans, Pledged Agreements for Deed and Pledged Securities, including any interest of Borrower in any fire, casualty or hazard insurance policies and any awards made by any public body or decreed by any court of competent jurisdiction for a taking or for degradation of value in any eminent domain proceeding as the same relate to Pledged Loans or Pledged Agreements for Deed.

         5.1(f) All accounts and general intangibles owned by Borrower ("Receivables") for the payment of money against (1) VA under a VA Guaranty of, FHA or a private mortgage insurer under an FHA or private insurer's mortgage insurance policy insuring payment of, or any other Person under any other agreement (including a Servicing Contract) relating to, all or part of a defaulted Mortgage Loan (A) repurchased by Borrower from an investor or out of a pool of Mortgage Loans serviced by Borrower or (B) being serviced by Borrower, (2) obligors and their accounts, Fannie Mae, Freddie Mac, Ginnie Mae or any other investor under a Servicing Contract covering, or out of the proceeds of any sale of or foreclosure sale in respect of, any Mortgage Loan (A) repurchased by Borrower out of a pool of Mortgage Loans serviced by Borrower or (B) being serviced by Borrower, in either case, for the reimbursement of real estate taxes or assessments, or casualty or liability insurance premiums, paid by Borrower in connection with Mortgage Loans and (3) obligors and their accounts, or Fannie Mae, Freddie Mac, Ginnie Mae or any other investor under or in respect of any Mortgage Loans serviced by Borrower for repayment of advances made by Borrower to cover shortages in principal and interest payments.

         5.1(g) All escrow accounts, documents, instruments, files, surveys, certificates, correspondence, appraisals, computer programs, tapes, discs, cards, accounting records (including all information, records, tapes, data, programs, discs and cards necessary or helpful in the administration or servicing of the Collateral) and other information and data of Borrower relating to the Collateral.

         5.1(h) All cash, whether now existing or acquired after the date of this Agreement, delivered to or otherwise in the possession of Credit Agent, the Funding Bank or any agent, bailee or custodian of Credit Agent or designated on the books and records of Borrower as assigned and pledged to Credit Agent, including all cash deposited in the Cash Collateral Account and the Settlement Account.

         5.1(i) All Hedging Arrangements related to the Collateral ("Pledged Hedging Arrangements") and Borrower's accounts in which those Hedging Arrangements are held ("Pledged Hedging Accounts"), including all rights to payment arising under the Pledged Hedging Arrangements and the Pledged Hedging Accounts, except that Credit Agent's security interest in the Pledged Hedging Arrangements and Pledged Hedging Accounts is limited to benefits, including rights to payment, related to the Collateral.

         5.1(j) All shares of the capital stock of UAMC Asset now owned or hereafter acquired by any Borrower (collectively, the "Pledged Shares"); all certificates representing the Pledged Shares; and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares.

         5.1(k) All cash and non-cash proceeds of the Collateral, including all dividends, distributions and other rights in connection with, and all additions to, modifications of and replacements for, the Collateral, and all products and proceeds of the Collateral, together with whatever is receivable or received when the Collateral or proceeds of Collateral are sold, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, including all rights to payment with respect to any cause of action affecting or relating to the Collateral or proceeds of Collateral.


5.2.     Release of Security Interest in Pledged Loans and Pledged Securities

         5.2(a) Except as provided in Section 5.2(b), Pledged Loans will be released from Credit Agent's security interest only against payment of the Release Amount in connection with those Pledged Loans. Pledged Agreements for Deed will be released from Credit Agent's security interest only against payment of the Release Amount in connection with those Pledged Agreements for Deed. If Pledged Loans are transferred to a pool custodian or an investor for inclusion in a Mortgage Pool and Credit Agent's security interest in the Pledged Loans included in the Mortgage Pool is not released before the issuance of the related Mortgage-backed Security, then that Mortgage-backed Security, when issued, is a Pledged Security. Credit Agent's security interest continues in the Pledged Loans backing that Pledged Security and Credit Agent is entitled to possession of the Pledged Security in the manner provided in this Agreement.

         5.2(b) If Pledged Loans are transferred to an Approved Custodian and included in an Eligible Mortgage Pool, Credit Agent's security interest in the Pledged Loans included in the Eligible Mortgage Pool will be released upon the delivery of the Agency Security (including delivery to or registration in the name of a third party on behalf of Credit Agent), and that Agency Security is a Pledged Security. Credit Agent's security interest in that Pledged Security will be released only against payment to Credit Agent of the Release Amount in connection with the Mortgage Loans backing that Pledged Security.

         5.2(c) Credit Agent has the exclusive right to possession of all Pledged Securities or, if Pledged Securities are issued in book-entry form or issued in certificated form and delivered to a clearing corporation (as such term is defined in the Uniform Commercial Code of Minnesota) or its nominee, Credit Agent has the right to have the Pledged Securities registered in the name of a securities intermediary (as such term is defined in the Uniform Commercial Code of Minnesota) in an account containing only customer securities and credited to an account of Credit Agent. Credit Agent has no duty or obligation to deliver Pledged Securities to an Investor or to credit Pledged Securities to the account of an Investor or the Investor's designee except against payment for those Pledged Securities. Borrower acknowledges that Credit Agent may enter into one or more standing arrangements with securities intermediaries with respect to Pledged Securities issued in book entry form or issued in certificated form and delivered to a clearing corporation or its designee, under which the Pledged Securities are registered in the name of the securities intermediary, and Borrower agrees, upon request of Credit Agent, to execute and deliver to those securities intermediaries Borrower's written concurrence in any such standing arrangements.

         5.2(d) If no Default or Event of Default occurs, Borrower may redeem a Pledged Loan, a Pledged Agreement for Deed or Pledged Security from Credit Agent's security interest by notifying Credit Agent of its intention to redeem the Pledged Loan, a Pledged Agreement for Deed or Pledged Security from pledge and either (1) paying, or causing an Investor to pay, to Credit Agent, for application to prepayment on the principal balance of the Advances, the Release Amount in connection with the Pledged Loan, the Pledged Agreements for Deed or the Pledged Loans backing that Pledged Security, or (2) delivering substitute Collateral that, in addition to being acceptable to Credit Agent in its sole discretion will, when included with the remaining Collateral, result in a Fair Market Value of all Eligible Assets held by Credit Agent that is at least equal to the aggregate outstanding Swingline Advances, Warehousing Advances and RFC Direct Advances.

         5.2(e) After a Default or Event of Default occurs, Credit Agent may, with no liability to Borrower, any Lender or any Person, continue to release its security interest in any Pledged Loan, Pledged Agreement for Deed or Pledged Security against payment of the Release Amount in connection with that Pledged Loan, the Pledged Agreements for Deed or the Pledged Loans backing that Pledged Security.

         5.2(f) The amount ("Release Amount") to be paid by Borrower to obtain the release of Credit Agent's security interest in a Pledged Loan or Pledged Agreement for Deed will be (a) the payment required in any bailee letter pursuant to which Credit Agent ships a Pledged Loan or Pledged Agreement for Deed to an Investor or Approved Custodian, and (b) otherwise, until an Event of Default occurs, the principal amount of the Advances outstanding against the Pledged Loan or Pledged Agreement for Deed, and while an Event of Default exists, the amount paid to Credit Agent in a commercially reasonable disposition of that Pledged Loan or Pledged Agreement for Deed.

5.3.     Collection and Servicing Rights

         All proceeds of any Purchase Commitment or any other sale of Collateral, and all amounts paid on any Receivable, shall be paid directly to the Cash Collateral Account, for application as provided in this Agreement. If no Event of Default exists, Borrower may service and receive and collect directly all other sums payable in respect of the Collateral.

         After an Event of Default, Credit Agent or its designee are entitled to service and receive and collect all sums payable to Borrower in respect of the Collateral, and in such case (1) Credit Agent or its designee in its discretion may, in its own name, in the name of Borrower or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but Credit Agent has no obligation to do so, (2) Borrower must, if Credit Agent requests it to do so, hold in trust for the benefit of Credit Agent and immediately pay to Credit Agent at its office designated by Notice, all amounts received by Borrower upon or in respect of any of the Collateral, advising Credit Agent as to the source of such funds and (3) all amounts so received and collected by Credit Agent will be held by it as part of the Collateral.


5.4.     Return of Collateral at End of Warehousing Commitment

         If (a) the Warehousing Commitment has expired or been terminated, and
         (b) no Advances, interest or other Obligations are outstanding and unpaid, Credit Agent will release its security interest and deliver all Collateral in its possession to Borrower at Borrower's expense. Borrower's acknowledgement or receipt for any Collateral released or delivered to Borrower under any provision of this Agreement is a complete and full acquittance for the Collateral so returned, and Credit Agent is discharged from any liability or responsibility for that Collateral.


5.5.     Delivery of Collateral Documents

         5.5(a) Credit Agent may deliver documents relating to the Collateral to Borrower for correction or completion under a Trust Receipt.

         5.5(b) If no Default or Event of Default exists, upon delivery by Borrower to Credit Agent of shipping instructions by RFConnects on the Business Day prior to transmission, Credit Agent will transmit Pledged Loans, Pledged Agreements for Deed or Pledged Securities, together with all related loan documents and pool documents in Credit Agent's possession, to the applicable Investor, Approved Custodian or other party acceptable to Credit Agent in its sole discretion.

         5.5(c) If a Default or Event of Default exists, Credit Agent may, without liability to Borrower or any other Person, continue to transmit Pledged Loans, Pledged Agreements for Deed or Pledged Securities, together with all related loan documents and pool documents in Credit Agent's possession, to the applicable Investor, Approved Custodian or other party acceptable to Credit Agent in its sole discretion.

         5.5(d) Upon receipt of Notice from Borrower under Section 4.3(g), and payment of the Release Amount with respect to a Pledged Asset identified by Borrower, Credit Agent will, at Borrower's request, release to Borrower any Collateral Documents relating to the redeemed Pledged Asset or the Pledged Loans backing a Pledged Security that Credit Agent has in its possession and that have not been delivered to an Investor or Approved Custodian; provided, that Credit Agent shall, if requested by an Investor or Approved Custodian or consistent with past practices, provide the Collateral Documents for any Pledged Asset purchased to such Investor, and the Collateral Documents for any Pledged Loan backing Mortgage-backed Securities to the Approved Custodian.

5.6.     Borrower Remains Liable

         Anything herein to the contrary notwithstanding, Borrower shall remain liable under each item of the Collateral to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms thereof and any other agreement giving rise thereto, and in accordance with and pursuant to the terms and provisions thereof. Whether or not Credit Agent has exercised any rights in any of the Collateral, neither Credit Agent nor any Lender shall have any obligation or liability under any of the Collateral (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by Credit Agent of any payment relating thereto, nor shall Credit Agent nor any Lender be obligated in any manner to perform any of the obligations of Borrower under or pursuant to any of the Collateral (or any agreement giving rise thereto) to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any of the Collateral (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.


5.7.     Further Assurance

         Borrower agrees to execute such financing statements and to take whatever other actions are reasonably requested by Credit Agent (including, without limitation, amending this Agreement to take account of the adoption of Revised Article 9 of the Uniform Commercial Code) to perfect and continue Credit Agent's security interest in the Collateral, and authorizes Credit Agent to file financing statements (including financing statements containing a broader description of the Collateral than the description set forth herein). Borrower will execute and cooperate with Credit Agent in obtaining from third parties Control Agreements in form satisfactory to Credit Agent with respect to collateral consisting of investment property, deposit accounts, letter-of-credit rights, and electronic chattel paper.



                                End of Article 5

6.       CONDITIONS PRECEDENT

6.1.     Initial Advance

         The obligation of Credit Agent to make the initial Advance under this Agreement is subject to the satisfaction, in the sole discretion of Credit Agent, of the following conditions precedent:

         6.1(a) Credit Agent must receive the following, all of which must be satisfactory in form and content to Credit Agent, in its sole discretion:

                  (1) The Notes and this Agreement, duly executed by Borrower.

                  (2) The Lennar Undertaking, on the form prescribed by Lender, duly executed by Lennar.

                  (3) All certificates and instruments representing or evidencing the Pledged Shares, together with stock powers or other instruments of assignment, duly completed in blank

                  (4) UAMC's articles of incorporation, together with all amendments, as certified by the Secretary of State of Florida; UAMC's bylaws, together with all amendments, certified by the corporate secretary or assistant secretary of UAMC; and certificates of good standing dated within 60 days of the date of this Agreement.

                  (5) A resolution of the board of directors of UAMC authorizing the execution, delivery and performance of this Agreement and the other Loan Documents, each Advance Request and all other agreements, instruments or documents to be delivered by UAMC under this Agreement.

                  (6) A certificate as to the incumbency and authenticity of the signatures of the officers of UAMC executing this Agreement and the other Loan Documents, and of the officers and employees of UAMC delivering each Advance Request and all other agreements, instruments or documents to be delivered under this Agreement (Credit Agent being entitled to rely on that certificate until a new incumbency certificate has been furnished to Credit Agent).

                  (7) Assumed Name Certificates dated within 30 days of the date of this Agreement for any assumed name used by UAMC in the conduct of its business.

                  (8) EHMI's articles of incorporation, together with all amendments, as certified by the Secretary of State of Washington; EHMI's bylaws, together with all amendments, certified by the corporate secretary or assistant secretary of EHMI; and certificates of good standing dated within 30 days of the date of this Agreement.

                  (9) A resolution of the board of directors of EHMI authorizing the execution, delivery and performance of this Agreement and the other Loan Documents, each Advance Request and all other agreements, instruments or documents to be delivered by EHMI under this Agreement.

                  (10) A certificate as to the incumbency and authenticity of the signatures of the officers of EHMI executing this Agreement and the other Loan Documents, and of the officers and employees of EHMI delivering each Advance Request and all other agreements, instruments or documents to be delivered under this

                           Agreement (Credit Agent being entitled to rely on that certificate until a new incumbency certificate has been furnished to Credit Agent).

                  (11) Assumed Name Certificates dated within 30 days of the date of this Agreement for any assumed name used by EHMI in the conduct of its business.

                  (12) AFSI's articles of incorporation, together with all amendments, as certified by the Secretary of State of California; AFSI's bylaws, together with all amendments, certified by the corporate secretary or assistant secretary of AFSI; and certificates of good standing dated within 30 days of the date of this Agreement.

                  (13) A resolution of the board of directors of AFSI authorizing the execution, delivery and performance of this Agreement and the other Loan Documents, each Advance Request and all other agreements, instruments or documents to be delivered by AFSI under this Agreement.

                  (14) A certificate as to the incumbency and authenticity of the signatures of the officers of AFSI executing this Agreement and the other Loan Documents, and of the officers and employees of AFSI delivering each Advance Request and all other agreements, instruments or documents to be delivered under this Agreement (Credit Agent being entitled to rely on that certificate until a new incumbency certificate has been furnished to Credit Agent).

                  (15) Assumed Name Certificates dated within 30 days of the date of this Agreement for any assumed name used by AFSI in the conduct of its business.

                  (16) UAMCC's articles of incorporation, together with all amendments, as certified by the Secretary of State of California; UAMCC's bylaws, together with all amendments, certified by the corporate secretary or assistant secretary of UAMCC; and certificates of good standing dated within 30 days of the date of this Agreement.

                  (17) A resolution of the board of directors of UAMCC authorizing the execution, delivery and performance of this Agreement and the other Loan Documents, each Advance Request and all other agreements, instruments or documents to be delivered by UAMCC under this Agreement.

                  (18) A certificate as to the incumbency and authenticity of the signatures of the officers of UAMCC executing this Agreement and the other Loan Documents, and of the officers and employees of UAMCC delivering each Advance Request and all other agreements, instruments or documents to be delivered under this Agreement (Credit Agent being entitled to rely on that certificate until a new incumbency certificate has been furnished to Credit Agent).

                  (19) Assumed Name Certificates dated within 30 days of the date of this Agreement for any assumed name used by UAMCC in the conduct of its business.

                  (20) UAMC Asset's articles of incorporation, together with all amendments, as certified by the Secretary of State of Nevada; UAMC Asset's bylaws, together with all amendments, certified by the corporate secretary or assistant secretary of UAMC Asset; and certificates of good standing dated within 30 days of the date of this Agreement.

                  (21) A resolution of the board of directors of UAMC Asset authorizing the execution, delivery and performance of this Agreement and the other Loan Documents, each Advance Request and all other agreements, instruments or documents to be delivered by UAMC Asset under this Agreement.

                  (22) A certificate as to the incumbency and authenticity of the signatures of the officers of UAMC Asset executing this Agreement and the other Loan Documents, and of the officers and employees of UAMC Asset delivering each Advance Request and all other agreements, instruments or documents to be delivered under this Agreement (Credit Agent being entitled to rely on that certificate until a new incumbency certificate has been furnished to Credit Agent).

                  (23) Assumed Name Certificates dated within 30 days of the date of this Agreement for any assumed name used by UAMC Asset in the conduct of its business.

                  (24) Lennar's articles or certificate of incorporation, together with all amendments, as certified by the Secretary of State of Florida, bylaws certified by the corporate secretary of Lennar and certificates of good standing dated within 30 days of the date of this Agreement.

                  (25) A resolution of the board of directors of Lennar, certified as of the date of the Agreement by its corporate secretary, authorizing the execution, delivery and performance of Lennar Undertaking, and all other agreements, instruments or documents to be delivered by Lennar under this Agreement.

                  (26) A certificate as to the incumbency and authenticity of the signatures of the officers of Lennar executing Lennar Undertaking and all other agreements, instruments or documents to be delivered under this Agreement (Lender being entitled to rely on that certificate until a new incumbency certificate has been furnished to Lender).

                  (27) Financial statements of Lennar containing a balance sheet as of November 30, 2000, and related statements of income, changes in stockholders' equity and cash flows for the period ended on the that date, all prepared in accordance with GAAP applied on a basis consistent with prior periods and audited by independent certified public accountants of recognized standing acceptable to Lender.

                  (28) A favorable written opinion of counsel to each Borrower and Lennar, addressed to Lenders and dated as of the date of this Agreement, covering such matters as Credit Agent may reasonably request.

                  (29) Uniform Commercial Code, tax lien and judgment searches of the appropriate public records for each Borrower that do not disclose the existence of any prior Lien on the Collateral other than in favor of Credit Agent or as permitted under this Agreement.

                  (30) Copies of the certificates, documents or other written instruments that evidence each Borrower's eligibility described in Section 2.3, all in form and substance satisfactory to Credit Agent.

                  (31) Copies of each Borrower's errors and omissions insurance policy or mortgage impairment insurance policy, and blanket bond coverage policy, or certificates in lieu of policies, showing compliance by each Borrower as of the date of this Agreement with the related provisions of Section 8.9.

                  (32) Executed financing statements in recordable form covering the Collateral and ready for filing in all jurisdictions required by Credit Agent.

                  (33) Receipt by Credit Agent and Lenders of any fees due on the date of this Agreement.

                  (34) An agreement among each Borrower that is selling Loans to Fannie Mae, Lender and Fannie Mae, pursuant to which Fannie Mae agrees to send all cash proceeds of Mortgage Loans sold by such Borrower to Fannie Mae to the Cash Collateral Account.

                  (35)     An executed Funding Bank Agreement.

                  (36) An executed Electronic Tracking Agreement among Borrowers, Credit Agent and Mortgage Electronic Registration Systems, Inc. ("MERS"), and MERCORP, Inc., pursuant to which Credit Agent will have the authority to, among other things, withdraw Mortgages from the MERS system, if either the Mortgage Loan has been registered on the MERS system naming Borrower as servicer or subservicer, or the Mortgage Loan has not yet been registered on the MERS system.

         6.1(b) If any Borrower is indebted to any of its directors, officers, shareholders or Affiliates, as of the date of this Agreement, which indebtedness is in excess of $35,000,000, the Person to whom that Borrower is indebted must have executed a Subordination of Debt Agreement, on the form prescribed by Credit Agent; and Credit Agent must have received an executed copy of that Subordination of Debt Agreement, certified by the corporate secretary of the respective Borrower to be true and complete and in full force and effect as of the date of the Advance.

         6.1(c) The Credit Agent should have received satisfactory evidence that (i) upon disbursement of the Advances to be made on the Closing Date to repay loans outstanding under the Existing US Home Agreement, such loans shall be repaid in full, the commitments thereunder shall be terminated and the security interests granted in connection therewith shall be released, and (ii) as of the Closing Date, the commitments under the Existing Universal Agreement shall be terminated and, upon repayment of the remaining loans outstanding thereunder, the security interests granted in connection therewith shall be released.

         6.1(d) U.S. Home shall have merged with and into UAMC, with UAMC being the surviving corporation.

6.2.     Each Advance

         The obligation of Lenders to make the initial and each subsequent Advance, is subject to the satisfaction, in the sole discretion of Lenders, as of the date of each Advance, of the following additional conditions precedent:

         6.2(a) Borrower must have delivered to Credit Agent the Advance Request and Collateral Documents called for under, and must have satisfied the procedures set forth in, Article 3. All items delivered to Credit Agent must be satisfactory to Credit Agent in form and content, and Credit Agent may reject any item that does not satisfy the requirements of this Agreement or the related Purchase Commitment.

         6.2(b) Credit Agent must have received evidence satisfactory to them as to the making and/or continuation of any book entry or the due filing and recording in all appropriate offices of all financing statements and other instruments as may be necessary to perfect the security interest of Credit Agent in the Collateral under the Uniform Commercial Code or other applicable law.

         6.2(c)   The representations and warranties of Borrower contained in
                  Section 2.3, Article 7, Article 10 and Exhibit H must be accurate and complete in all material respects as if made on and as of the date of each Advance.

         6.2(d) Borrower must have performed all agreements to be performed by it under this Agreement, and after giving effect to the requested Advance, there will exist no Default or Event of Default under this Agreement.

         6.2(e) Lennar must have performed all agreements to be performed by Lennar under the Lennar Undertaking.

         Delivery of an Advance Request by Borrower will be deemed a representation by Borrower that all conditions set forth in this Section have been satisfied as of the date of the Advance.



                                End of Article 6

7.       GENERAL REPRESENTATIONS AND WARRANTIES

         Each Borrower represents and warrants to Credit Agent, as of the date of this Agreement and as of the date of each Advance Request and the making of each Advance, that:


7.1.     Place of Business

         As of the Closing Date, and thereafter until Borrower provides Lenders with Notice of any change:

         7.1(a) UAMC's chief executive office and principal place of business is 311 Park Place Boulevard, Suite 500, Clearwater, Florida 33759.

         7.1(b) EHMI's chief executive office and principal place of business is 11000 NE 33rd Place, Suite 300, Bellevue, Washington 98004.

         7.1(c) AFSI's chief executive office and principal place of business is 24896 Chrisanta Drive, Mission Viejo, CA 92691.

         7.1(d) UAMCC's chief executive office and principal place of business is 24896 Chrisanta Drive, Mission Viejo, CA 92691.

         7.1(e) UAMC Asset's chief executive office and principal place of business is 730 NW 107th Avenue, 4th Floor, Miami, Florida 33173.

         From and after the time Borrower provides Lenders with Notice of any change of address, the new address shall remain the chief executive office and principal place of business of the applicable Borrower(s) until Notice of a subsequent change of address is given.


7.2.     Organization; Good Standing; Subsidiaries

         UAMC is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, and has the full legal power and authority to own its property and to carry on its business as currently conducted. EHMI is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington, and has the full legal power and authority to own its property and to carry on its business as currently conducted. AFSI is a corporation duly organized, validly existing and in good standing under the laws of the State of California, and has the full legal power and authority to own its property and to carry on its business as currently conducted. UAMCC is a corporation duly organized, validly existing and in good standing under the laws of the State of California, and has the full legal power and authority to own its property and to carry on its business as currently conducted. UAMC Asset is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and has the full legal power and authority to own its property and to carry on its business as currently conducted. Each Subsidiary of each Borrower is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation, and has the full legal power and authority to own its property and conduct its business as currently conducted. Each Borrower and each Subsidiary of each Borrower is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction in which the transaction of its business makes qualification necessary, except in jurisdictions, if any, where a failure to be in good standing has no material adverse effect on Borrowers' or the Subsidiaries' business, operations, assets or financial condition as a whole. For the purposes of this Agreement, good standing includes qualification for any and all licenses and payment of any and all taxes required in the jurisdiction of its incorporation and in each jurisdiction in which Borrower transacts business. As of the date of this Agreement, no Borrower has any Subsidiaries except as set forth on Exhibit D, which sets forth with respect to each Subsidiary, its name, address, place of incorporation, each state in which it is qualified as a foreign corporation, and the percentage ownership of its capital stock by the respective Borrower.


7.3.     Authorization and Enforceability

         Each Borrower has the power and authority to execute, deliver and perform this Agreement, the Notes and other Loan Documents to which Borrower is party and to make the borrowings under this Agreement. The execution, delivery and performance by Borrower of this Agreement, the Notes and the other Loan Documents to which Borrower is party and the making of the borrowings under this Agreement and the Notes, have been duly and validly authorized by all necessary corporate action on the part of Borrower (none of which actions has been modified or rescinded, and all of which actions are in full force and effect) and do not and will not conflict with or violate any provision of law, of any judgments binding upon Borrower, or of the articles of incorporation or by-laws of Borrower, conflict with or result in a breach of or constitute a default or require any consent under, or result in the creation of any Lien upon any property or assets of Borrower other than the Lien on the Collateral granted under this Agreement, or result in or require the acceleration of any indebtedness of Borrower under any agreement, instrument or indenture to which Borrower is a party or by which Borrower or its property may be bound or affected. This Agreement, the Notes and the other Loan Documents constitute the legal, valid, and binding obligations of each Borrower, enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency or other such laws affecting the enforcement of creditors' rights.


7.4.     Authorization and Enforceability of Lennar Undertaking

         Lennar has the power and authority to execute, deliver and perform the Lennar Undertaking. The Lennar Undertaking constitutes the legal, valid, and binding obligation of Lennar, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other such laws affecting the enforcement of creditors' rights.

7.5.     Approvals

         The execution and delivery of this Agreement, the Notes and the other Loan Documents, the performance of each Borrower's obligations under this Agreement, the Notes and the other Loan Documents and the validity and enforceability of this Agreement, the Notes and the other Loan Documents do not require any license, consent, approval or other action of any state or federal agency or governmental or regulatory authority other than those which have been obtained and remain in full force and effect.


7.6.     Financial Condition

         The balance sheet of each Borrower (and, if applicable, Borrower's Subsidiaries, on a consolidated basis) as of each Statement Date, and the related statements of income, cash flows and changes in stockholders' equity for the fiscal period ended on each Statement Date, previously furnished to Credit Agent, fairly present the financial condition of Borrower (and, if applicable, Borrower's Subsidiaries) as at that Statement Date and the results of its operations for the fiscal period ended on that Statement Date. Borrower had, on each Statement Date, no known material liabilities, direct or indirect, fixed or contingent, matured or unmatured, or liabilities for taxes, long-term leases or unusual forward or long-term commitments not disclosed by, or reserved against in, said balance sheet and related statements, and at the present time there are no material unrealized or anticipated losses from any loans, advances or other commitments of any Borrower except as previously disclosed to Credit Agent in writing. Those financial statements were prepared in accordance with GAAP applied on a consistent basis throughout the periods involved. Since the Audited Statement Date, there has been no material adverse change in the business, operations, assets or financial condition of any Borrower (and, if applicable, Borrower's Subsidiaries), nor is any Borrower aware of any state of facts that (with or without notice or lapse of time or both) would or could result in any such material adverse change.


7.7.     Litigation

         There are no actions, claims, suits or proceedings pending or, to any Borrower's knowledge, threatened or reasonably anticipated against or affecting Borrower or any Subsidiary of Borrower in any court or before any arbitrator or before any government commission, board, bureau or other administrative agency that, if adversely determined, may reasonably be expected to result in a material adverse change in Borrower's business, operations, assets or financial condition as a whole, or that would affect the validity or enforceability of this Agreement, the Notes or any other Loan Document.


7.8.     Compliance with Laws

         No Borrower nor any Subsidiary of any Borrower is in violation of any provision of any law, or of any judgment, award, rule, regulation, order, decree, writ or injunction of any court or public regulatory body or authority that could result in a material adverse change in any Borrower's business, operations, assets or financial condition as a whole or that would affect the validity or enforceability of this Agreement, the Notes or any other Loan Document.


7.9.     Regulation U

         No Borrower is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no part of the proceeds of any Warehousing Advances made under this Agreement will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.


7.10.    Investment Company Act

         No Borrower is an "investment company" or controlled by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.


7.11.    Payment of Taxes

         Each Borrower and each of their respective Subsidiaries has filed or caused to be filed all federal, state and local income, excise, property and other tax returns or extensions thereto that are required to be filed with respect to the operations of Borrower and their Subsidiaries, all such returns are true and correct and Borrower and each of their Subsidiaries has paid or caused to be paid all taxes shown on those returns or on any assessment, to the extent that those taxes have become due, including all FICA payments and withholding taxes, if appropriate. The amounts reserved as a liability for income and other taxes payable in the financial statements described in
         Section 7.6 are sufficient for payment of all unpaid federal, state and local income, excise, property and other taxes, whether or not disputed, of Borrower and their Subsidiaries accrued for or applicable to the period and on the dates of such financial statements and all years and periods prior to those financial statements and for which Borrower and their Subsidiaries may be liable in its own right or as transferee of the assets of, or as successor to, any other Person. No tax Liens have been filed and no material claims are being asserted against Borrower, any Subsidiary of Borrower or any property of Borrower or any Subsidiary of Borrower with respect to any taxes, fees or charges.


7.12.    Agreements

         No Borrower nor any Subsidiary of any Borrower is a party to any agreement, instrument or indenture or subject to any restriction materially and adversely affecting its business, operations, assets or financial condition, except as disclosed in the financial statements described in Section 7.6. No Borrower nor any Subsidiary of any Borrower is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement, instrument, or indenture which default could result in a material adverse change in Borrower's business, operations, properties or financial condition as a whole. No holder of any indebtedness of any Borrower or of any of their respective Subsidiaries has given notice of any asserted default under that indebtedness, and no liquidation or dissolution of any Borrower or of any of their Subsidiaries and no receivership, insolvency, bankruptcy, reorganization or other similar proceedings relative to Borrower or of any of their Subsidiaries or any of their properties is pending, or to the knowledge of Borrower, threatened.


7.13.    Title to Properties

         Each Borrower and each Subsidiary of each Borrower has good, valid, insurable and (in the case of real property) marketable title to all of its properties and assets (whether real or personal, tangible or intangible) reflected on the financial statements described in Section 7.6, except for those properties and assets that Borrower has disposed of since the date of those financial statements either in the ordinary course of business or because they were no longer used or useful in the conduct of Borrower's or the Subsidiary's business. All of Borrower's properties and assets are free and clear of all Liens except as disclosed in each Borrower's respective financial statements.


7.14.    ERISA

         Each Plan is in compliance with all applicable requirements of ERISA and the Internal Revenue Code and with all material applicable rulings and regulations issued under the provisions of ERISA and the Internal Revenue Code setting forth those requirements, except where any failure to comply would not result in a material loss to any Borrower or any ERISA Affiliate. All of the minimum funding standards or other contribution obligations applicable to each Plan have been satisfied. No Plan is a defined-benefit pension plan subject to Title IV of ERISA, and there is no Multiemployer Plan.


7.15.    No Retiree Benefits

         Except as required under Section 4980B of the Internal Revenue Code,
         Section 601 of ERISA or applicable state law, no Borrower nor, if applicable, any of its respective Subsidiary is obligated to provide post-retirement medical or insurance benefits with respect to employees or former employees.


7.16.    Assumed Names

         No Borrower originates Mortgage Loans or otherwise conduct business under any names other than its legal name and the assumed names set forth on Exhibit G. Each Borrower has made all filings and taken all other action as may be required under the laws of any jurisdiction in which it originates Mortgage Loans or otherwise conducts business under any assumed name. To the best of Borrowers' knowledge, each Borrower's use of the assumed names set forth on Exhibit G does not conflict with any other Person's legal rights to any such name, nor otherwise give rise to any liability by that Borrower to any other Person.



                                End of Article 7

8.       AFFIRMATIVE COVENANTS

         As long as the Commitments are outstanding or there remain any Obligations to be paid or performed under this Agreement or under any other Loan Document, Borrower must:

8.1.     Payment of Obligations

         Punctually pay or cause to be paid all Obligations, including the Obligations payable under this Agreement and under the Notes, in accordance with their terms.

8.2.     Financial Statements

         Deliver to Credit Agent:

         8.2 (a) As soon as available and in any event within 30 days after the end of each month, interim statements of income of UAMC (and its Subsidiaries, on a consolidated basis) for the immediately preceding month and for the period from the beginning of the fiscal year to the end of that month, and the related balance sheet as at the end of the immediately preceding month, all in reasonable detail, subject, however, to year-end audit adjustments.

         8.2 (b) As soon as available and in any event within 90 days after the end of each fiscal year of UAMC, fiscal year-end statements of income, cash flows and changes in stockholders' equity of UAMC (and its Subsidiaries, on a consolidated basis) for that year, and the related balance sheet as of the end of that year (setting forth in comparative form the corresponding figures for the preceding fiscal year), all in reasonable detail and accompanied by (1) an opinion as to those financial statements in form and substance satisfactory to Credit Agent and prepared by independent certified public accountants of recognized standing acceptable to Credit Agent, and (2) any management letters, management reports or other supplementary comments or reports delivered by those accountants to each Borrower or its respective board of directors.

         8.2 (c) Together with each delivery of financial statements required by this Section, a Compliance Certificate for each Borrower substantially in the form of Exhibit E.

         8.2 (d) Copies of all regular or periodic financial and other reports that each Borrower files with the Securities and Exchange Commission or any successor governmental agency or other entity.

8.3.     Other Borrower Reports

         Deliver to Credit Agent:

         8.3 (a) If at any time Borrowers' consolidated Servicing Portfolio exceeds $500,000,000, as soon as available and in any event within 45 days after the end of each Calendar Quarter, a consolidated report ("Servicing Portfolio Report") as of the end of the month, as to all Mortgage Loans the servicing rights to which are owned by Borrower (specified by investor type, recourse and non-recourse) regardless of whether the Mortgage Loans are Pledged Loans. The Servicing Portfolio Report must indicate which Mortgage Loans (1) are current and in good standing, (2) are more than 30, 60 or 90 days past due, (3) are the subject of pending bankruptcy or foreclosure proceedings, or (4) have been converted (through foreclosure or other proceedings in lieu of foreclosure) into real estate owned by Borrower.

         8.3 (b) With each Officer's Certificate, a monthly status report on each Construction/Perm Mortgage Loan, including, without limitation, the loan number, mortgagor name(s), property address, general contractor name, completion status (percent completed or staged draw no. and brief description), estimated completion date (if completion date is behind schedule, then an explanation of delay), date of last on-site inspection, and Pledged Mortgage payment status.

         8.3 (c) Weekly or more frequently as Lender may from time to time request, a commitment summary and pipeline report substantially in the form of Exhibit I ("Commitment Summary Report") dated as of the close of business on the first Business Day of each week and provided to Lender by facsimile by the close of business on the next succeeding Business Day.

         8.3 (d) As soon as available and in any event within 30 days after the end of each month, a consolidated loan production report as of the end of that month, presenting the total dollar volume and the number of Mortgage Loans originated and closed or purchased during that month and for the fiscal year-to-date, specified by property type and loan type.

         8.3 (e) As soon as available and in any event within 30 days after filing with the Securities and Exchange Commission, a copy of the 10-Q and 10-K of Lennar.

         8.3 (f) Other reports in respect of Pledged Loans and Pledged Securities, in such detail and at such times as Credit Agent in its discretion may reasonably request.

         8.3 (g) With reasonable promptness, such further information regarding the business, operations, properties or financial condition of each Borrower as Credit Agent, or any Lender, through Credit Agent, may reasonably request, including copies of any audits completed by HUD, Ginnie Mae, Fannie Mae or Freddie Mac.

8.4.     Maintenance of Existence; Conduct of Business

         Preserve and maintain each Borrower's corporate existence in good standing and all of its rights, privileges, licenses and franchises necessary or desirable in the normal conduct of its business, including its eligibility as lender, seller/servicer and issuer described under
         Section 2.3; conduct its business in an orderly and efficient manner; maintain a net worth of acceptable assets as required for maintaining Borrower's eligibility as lender, seller/servicer and issuer described under Section 2.3; and make no material change in the nature or character of its business.


8.5.     Compliance with Applicable Laws

         Comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, a breach of which could result in a material adverse change in any Borrower's business, operations, assets, or financial condition as a whole or on the enforceability of this Agreement, any other Loan Document or any Collateral, except where contested in good faith and by appropriate proceedings.


8.6.     Inspection of Properties and Books; Operational Reviews

         8.6 (a) Permit Credit Agent, any Lender or any Participant (and their authorized representatives) to discuss the business, operations, assets and financial condition of each Borrower and their respective Subsidiaries with each Borrower's officers, agents and employees, and to examine and make copies or extracts of each Borrower's and their Subsidiaries' books of account, all at such reasonable times as Credit Agent, any Lender or any Participant may request.

         8.6 (b) Provide its accountants with a copy of this Agreement promptly after the execution of this Agreement and authorize and instruct them to answer candidly all questions that the officers of Credit Agent, any Lender or any Participant or any authorized representatives of Credit Agent, any Lender or any Participant may address to them in reference to the financial condition or affairs of each Borrower and their Subsidiaries. Each Borrower may have a representative in attendance at any meetings held between the officers or other representatives of Credit Agent, any Lender or any Participant and any Borrower's accountants under this authorization.

         8.6 (c) Permit Credit Agent, any Lender or any Participant (and their authorized representatives) access to each Borrower's premises and records for the purpose of conducting a review of each Borrower's general mortgage business methods, policies and procedures, auditing its loan files, and reviewing the financial and operational aspects of each Borrower's business.

8.7.     Notice

         Give prompt Notice to Credit Agent of (a) any action, suit or proceeding instituted by or against any Borrower or any of its Subsidiaries in any federal or state court or before any commission or other regulatory body (federal, state or local, domestic or foreign), which action, suit or proceeding has at issue in excess of $1,000,000, or any such proceedings threatened against any Borrower or any of its Subsidiaries in a writing containing the details of that action, suit or proceeding; (b) the filing, recording or assessment of any federal, state or local tax Lien against any Borrower, any of its Subsidiaries or any of their respective assets; (c) an Event of Default; (d) a Default that continues for more than 4 Business Days; (e) the suspension, revocation or termination of any Borrower's eligibility, in any respect, as approved lender, seller/servicer or issuer as described under Section 2.3; (f) the transfer, loss, nonrenewal or termination of any material Servicing Contracts to which any Borrower is a party, or which is held for the benefit of any Borrower, and the reason for that transfer, loss, nonrenewal or termination; (g) any Prohibited Transaction with respect to any Plan, specifying the nature of the Prohibited Transaction and what action Borrower proposes to take with respect to it; (h) any significant change in Borrowers' accounting treatment or reporting practices, or any change in Borrowers' fiscal year, or (i) any other action, event or condition of any nature that could lead to or result in a material adverse change in the business, operations, assets or financial condition of any Borrower or any of its Subsidiaries.

8.8.     Payment of Debt, Taxes and Other Obligations

         Pay, perform and discharge, or cause to be paid, performed and discharged, all of the obligations and indebtedness of each Borrower and its Subsidiaries, all taxes, assessments and governmental charges or levies imposed upon Borrower or its Subsidiaries or upon their respective income, receipts or properties before those taxes, assessments and governmental charges or levies become past due, and all lawful claims for labor, materials and supplies or otherwise that, if unpaid, could become a Lien or charge upon any of their respective properties or assets. Each Borrower and its Subsidiaries are not required, however, to pay any taxes, assessments and governmental charges or levies or claims for labor, materials or supplies for which each Borrower or its Subsidiaries have obtained an adequate bond or insurance or that are being contested in good faith and by proper proceedings that are being reasonably and diligently pursued and for which proper reserves have been created.

8.9.     Insurance

         Maintain errors and omissions insurance or mortgage impairment insurance, and blanket bond coverage, with such companies and in such amounts as satisfy prevailing requirements applicable to a lender, seller/servicer and issuer described under Section 2.3, and liability insurance and fire and other hazard insurance on its properties, in each case with responsible insurance companies acceptable to Credit Agent, in such amounts and against such risks as is customarily carried by similar businesses operating in the same location.

8.10.    Closing Instructions

         Indemnify and hold Credit Agent and Lenders harmless from and against any loss, including reasonable attorneys' fees and costs, attributable to the failure of any title insurance company, agent or approved attorney to comply with any Borrower's disbursement or instruction letter relating to any Mortgage Loan.

8.11.    Subordination of Certain Indebtedness

         Cause any indebtedness of any Borrower to any shareholder, director, officer or Affiliate of Borrower, which indebtedness is in excess of $35,000,000, to be subordinated to the Obligations by the execution and delivery to Credit Agent of a Subordination of Debt Agreement, on the form prescribed by Credit Agent, certified by the corporate secretary of that Borrower to be true and complete and in full force and effect.

8.12.    Other Loan Obligations

         Perform all material obligations under the terms of each loan agreement, note, mortgage, security agreement or debt instrument by which any Borrower is bound or to which any of its property is subject, and promptly notify Credit Agent in writing of a declared default under or the termination, cancellation, reduction or nonrenewal of any of its other lines of credit or agreements with any other lender. Exhibit F is a true and complete list of all such lines of credit or agreements as of the date of this Agreement. Borrower must give Credit Agent at least 30 days Notice before entering into any additional lines of credit or agreements.

8.13.    ERISA

         Maintain (and, if applicable, will cause each ERISA Affiliate to maintain) each Plan in compliance with all material applicable requirements of ERISA and of the Internal Revenue Code and with all applicable rulings and regulations issued under the provisions of ERISA and of the Internal Revenue Code, and not permit any ERISA Affiliate to, (a) engage in any transaction in connection with which Borrower or any ERISA Affiliate would be subject to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Internal Revenue Code, in either case in an amount exceeding $25,000 or (b) fail to make full payment when due of all amounts that, under the provisions of any Plan, Borrower or any ERISA Affiliate is required to pay as contributions to that Plan, or permit to exist any accumulated funding deficiency (as such term is defined in Section 302 of ERISA and Section 412 of the Internal Revenue Code), whether or not waived, with respect to any Plan in an aggregate amount exceeding $25,000.

8.14.    Use of Proceeds of Advances

         Use the proceeds of each Advance solely for the purpose of funding Eligible Assets and against the pledge of those Eligible Assets as Collateral or, in the case of Advances against Foreclosure Mortgage Loans and Foreclosure Claim Receivables, repaying Advances outstanding against or repurchase obligations with respect to the related Mortgage Loans.



                                End of Article 8

9.       NEGATIVE COVENANTS

         As long as the Commitment is outstanding or there remain any Obligations to be paid or performed, no Borrower must, either directly or indirectly, without the prior written consent of Credit Agent:

9.1.     Contingent Liabilities

         Assume, guarantee, endorse or otherwise become contingently liable for the obligation of any Person (including any Subsidiary that is not a Borrower), except by endorsement of negotiable instruments for deposit or collection in the ordinary course of business, and except for obligations arising in connection with the sale of Mortgage Loans without credit recourse (but subject to recourse for breaches of normal representations, warranties and other provisions) in the ordinary course of Borrower's business, and except for other contingent liabilities in an aggregate amount not greater than $10,000,000.

9.2.     Restrictions on Fundamental Changes

         9.2 (a) Consolidate, merge or enter into any analogous reorganization or transaction with any Person, except that any Borrower may merge with another Borrower and any Borrower other than UAMC may enter into a merger if the surviving corporation will be a wholly-owned Subsidiary of UAMC.

         9.2 (b) Liquidate, wind up or dissolve (or suffer any liquidation or dissolution).

         9.2 (c) Cease actively to engage in the business of originating Mortgage Loans or make any other material change in the nature or scope of the business in which Borrower engages as of the date of this Agreement.

         9.2 (d) Sell, assign, lease, convey, transfer or otherwise dispose of (whether in one transaction or a series of transactions) all or substantially all of Borrower's business or assets, whether now owned or acquired after the Closing Date.

         9.2 (e) Change its name or jurisdiction of incorporation or formation without providing 30 days prior written notice to Credit Agent.

9.3.     Loss of Eligibility

         Take any action that would cause any Borrower to lose all or any part of its status as an eligible lender, seller/servicer or issuer as described under Section 2.3.

9.4.     Tangible Leverage Ratio

         Permit UAMC'S Tangible Leverage Ratio at any time to exceed 10 to 1.

9.5.     Minimum Tangible Net Worth

         Permit UAMC's Tangible Net Worth at any time to be less than $40,000,000.

9.6.     Distributions to Shareholders

         Declare or pay any dividends or otherwise declare or make any distribution to Borrower's shareholders (including any purchase or redemption of stock) unless, both before and after giving effect thereto, no Default or Event of Default will exist.

9.7.     Transactions with Affiliates

         Directly or indirectly (a) make any loan, advance, extension of credit or capital contribution to any of Borrower's Affiliates, except (i) any Borrower may make loans, advances, extensions of credit or capital contributions to another Borrower, (ii) UAMC may make loans to Lennar, and (iii) Borrowers may make additional loans, advances, extensions of credit and capital contributions to Affiliates in an aggregate amount at any time outstanding not in excess of $15,000,000, in each case as long as, both before and after giving effect thereto, no Default or Event of Default will exist, (b) sell, transfer, pledge or assign any of its assets to or on behalf of those Affiliates, or (c) pay management fees to or on behalf of those Affiliates.

9.8.     Recourse Servicing Contracts

         Acquire or enter into, or permit any Subsidiary to acquire or enter into, Servicing Contracts under which Borrower must repurchase or indemnify the holder of the Mortgage Loans as a result of defaults on the Mortgage Loans at any time during the term of those Mortgage Loans (but subject to recourse for breaches of normal representations, warranties and other provisions), if the aggregate principal amount of Mortgage Loans serviced pursuant to such Servicing Contracts would exceed $250,000,000.

9.9.     Deferral of Subordinated Debt

         Pay any Subordinated Debt of Borrower in advance of its stated maturity or, after a Default or Event of Default under this Agreement has occurred, make any payment of any kind on any Subordinated Debt of Borrower until all of the Obligations have been paid and performed in full and any applicable preference period has expired.

9.10.    Limitation on Liens.

         Create, incur, assume or permit to exist any Lien with respect to any property now owned or hereafter acquired by Borrower or any Subsidiary, or any income or profits therefrom, except (a) the security interests granted to Credit Agent, for the benefit of Lenders, under the Loan Documents; (b) Liens described on Exhibit L; (c) Liens in connection with deposits or pledges to secure payment of workers' compensation, unemployment insurance, old age pensions or other social security obligations, in the ordinary course of business of Borrower or any Subsidiary; (d) Liens for taxes, fees, assessments and governmental charges not delinquent or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established in accordance with GAAP; (e) encumbrances consisting of zoning regulations, easements, rights of way, survey exceptions and other similar restrictions on the use of real property and minor irregularities in title thereto which do not materially impair their use in operation of its business; (f) contingent Liens on office equipment arising under leases of office space; (g) Liens on equipment to secure Debt incurred to finance the acquisition of such Equipment, including, without limitations, capitalized leases, (h) Liens incurred in connection with Gestation Agreements with respect to the property described in the definition of such term, and (i) other Liens, provided the Debt secured by such Liens is permitted pursuant to Section 9.11(i).

9.11.    Limitation on Debt.

         Incur or permit to remain outstanding any Debt other than (a) Debt incurred under this Agreement, (b) Debt described on Exhibit M hereto,
         (c) Debt incurred to finance the acquisition by Borrower or a Subsidiary of equipment used in the ordinary course of its business,
         (d) Debt incurred under Gestation Agreements, (e) current liabilities, not overdue unless contested in good faith, incurred by Borrower or any Subsidiary otherwise than for borrowed money, (f) deferred taxes arising from capitalized excess servicing fees and capitalized servicing rights, (g) Subordinated Debt, (h) Debt arising under Hedging Arrangements, and (i) other Debt in an aggregate amount at any time outstanding of not more than $50,000,000.



                                End of Article 9

10.      SPECIAL REPRESENTATIONS, WARRANTIES AND COVENANTS
         CONCERNING COLLATERAL

10.1.    Special Representations and Warranties Concerning Collateral

         Each Borrower represents and warrants to Lenders, as of the date of this Agreement and as of the date of each Advance Request and the making of each Warehousing Advance, that:

         10.1 (a) No Borrower has selected the Collateral in a manner so as to affect adversely Lenders' interests.

         10.1 (b) A Borrower is the legal and equitable owner and holder, free and clear of all Liens (other than Liens granted under this Agreement), of the Pledged Loans, Pledged Agreements for Deed and the Pledged Securities. All Pledged Loans, Pledged Agreements for Deed, Pledged Securities and related Purchase Commitments have been duly authorized and validly issued to Borrower, and all of the foregoing items of Collateral comply with all of the requirements of this Agreement, and have been and will continue to be validly pledged or assigned to Credit Agent, subject to no other Liens.

         10.1 (c) Each Borrower has, and will continue to have, the full right, power and authority to pledge the Collateral pledged and to be pledged by it under this Agreement.

         10.1 (d) Each Mortgage Loan and each related document included in the Pledged Loans (1) has been duly executed and delivered by the parties to that Mortgage Loan and that related document, (2) has been made in compliance with all applicable laws, rules and regulations (including all laws, rules and regulations relating to usury), (3) is and will continue to be a legal, valid and binding obligation, enforceable in accordance with its terms, without setoff, counterclaim or defense in favor of the mortgagor under the Mortgage Loan or any other obligor on the Mortgage Note and (4) has not been modified, amended or any requirements of which waived, except in a writing that is part of the Collateral Documents. No party to any Mortgage Loan or related document is in violation of any applicable law, rule or regulation if the violation would impair the collectibility of the Mortgage Loan or the performance by the mortgagor or any other obligor of its obligations under the Mortgage Note or any related document.

         10.1 (e) Each Pledged Loan is secured by a Mortgage on, and each Pledged Agreement for Deed constitutes a Lien on, real property located in one of the states of the United States or the District of Columbia.

         10.1 (f) Except for open-ended Second Mortgage Loans, Construction/Perm Mortgage Loans and Third Party Builder Construction Mortgage Loans, each Mortgage Loan has been fully advanced in the face amount of its Mortgage Note.

         10.1 (g) Each First Mortgage is a first Lien on the premises described in that Mortgage, each Second Mortgage Loan is secured by a second Lien on the premises described in that Mortgage, and each Pledged Agreement for Deed is either a first or second Lien on the related Single Family Property. Each Pledged Loan has or will have a title insurance policy, in ALTA form or equivalent, from a recognized title insurance company, insuring the priority of the Lien of the Mortgage and meeting the usual requirements of Investors purchasing those Mortgage Loans.

         10.1 (h) Each Mortgage Loan has been evaluated or appraised in accordance with Title XI of FIRREA.

         10.1 (i) The Mortgage Note for each Pledged Loan is (1) payable or endorsed to the order of the respective Borrower, (2) an "instrument" within the meaning of Section 9-105 of the Uniform Commercial Code of all applicable jurisdictions and
                  (3) is denominated and payable in United States dollars.

         10.1 (j) No default has existed for 60 days or more under any Pledged Loan, except for a Foreclosure Mortgage Loan, or under any Pledged Agreement for Deed.

         10.1 (k) No party to an Eligible Asset or any related document is in violation of any applicable law, rule or regulation that would impair the collectibility of the Eligible Asset or the performance by the mortgagor or any other obligor of its obligations under the Eligible Asset or any related document.

         10.1 (l) All fire and casualty policies covering the premises encumbered by each Mortgage included in the Pledged Loans and each Pledged Agreement for Deed (1) name and will continue to name a Borrower and their successors and assigns as the insured under a standard mortgagee clause, (2) are and will continue to be in full force and effect and (3) afford and will continue to afford insurance against fire and such other risks as are usually insured against in the broadest form of extended coverage insurance available.

         10.1 (m) Pledged Loans and Pledged Agreements for Deed secured by premises located in a special flood hazard area designated as such by the Director of the Federal Emergency Management Agency are and will continue to be covered by special flood insurance under the National Flood Insurance Program.

         10.1 (n) Each Pledged Loan against which a Warehousing Advance is made on the basis of a Purchase Commitment meets all of the requirements of that Purchase Commitment, and each Pledged Security against which a Warehousing Advance is outstanding meets all of the requirements of the related Purchase Commitment.

         10.1 (o) Pledged Loans that are intended to be exchanged for Agency Securities comply or, prior to the issuance of the Agency Securities will comply, with the requirements of any governmental instrumentality, department or agency issuing or guaranteeing the Agency Securities.

         10.1 (p) Pledged Loans that are intended to be used in the formation of Mortgage-backed Securities (other than Agency Securities) comply with the requirements of the issuer of the Mortgage-backed Securities (or its sponsor) and of the Rating Agencies.

         10.1 (q) The original assignments of Mortgage and UCC financing statements delivered to Credit Agent for each Pledged Loan and Pledged Agreement for Deed are in recordable form and comply with all applicable laws and regulations governing the filing and recording of such documents.

         10.1 (r) Each Pledged Loan secured by real property to which a Manufactured Home is affixed will create a valid Lien on that Manufactured Home that will have priority over any other Lien on the Manufactured Home, whether or not arising under applicable real property law.

10.2.    Special Affirmative Covenants Concerning Warehousing Collateral

         As long as the Warehousing Commitment is outstanding or there remain any Obligations to be paid or performed under this Agreement or under any other Loan Document, each Borrower must:

         10.2 (a) Warrant and defend the right, title and interest of Lenders in and to the Collateral against the claims and demands of all Persons.

         10.2 (b) Service or cause to be serviced all Pledged Loans in accordance with the standard requirements of the issuers of Purchase Commitments covering them and all applicable HUD, Fannie Mae and Freddie Mac requirements, including taking all actions necessary to enforce the obligations of the obligors under such Mortgage Loans. Service or cause to be serviced all Mortgage Loans backing Pledged Securities in accordance with applicable governmental requirements and requirements of issuers of Purchase Commitments covering them. Hold all escrow funds collected in respect of Pledged Loans and Mortgage Loans backing Pledged Securities in trust, without commingling the same with non-custodial funds, and apply them for the purposes for which those funds were collected.

         10.2 (c) Execute and deliver to Credit Agent such Uniform Commercial Code financing statements with respect to the Collateral as Credit Agent may request, and those further instruments of sale, pledge, assignment or transfer, and those powers of attorney, as required by Credit Agent, and do and perform all matters and things necessary or desirable to be done or observed, for the purpose of effectively creating, maintaining and preserving the security and benefits intended to be afforded Credit Agent under this Agreement.

         10.2 (d) Notify Credit Agent within 2 Business Days of any default under, or of the termination of, any Purchase Commitment relating to any Pledged Loan, Eligible Mortgage Pool or Pledged Security.

         10.2 (e) Promptly comply in all respects with the terms and conditions of all Purchase Commitments, and all extensions, renewals and modifications or substitutions of or to all Purchase Commitments. Deliver or cause to be delivered to the Investor the Pledged Loans and Pledged Securities to be sold under each Purchase Commitment not later than the mandatory delivery date of the Pledged Loans or Pledged Securities under the Purchase Commitment.

         10.2 (f) Maintain, at an office of Borrower approved by Credit Agent, or in the office of a computer service bureau engaged by Borrower and approved by Credit Agent and, upon request, make available to Credit Agent the originals, or copies in any case where the originals have been delivered to Credit Agent or to an Investor, of the Mortgage Notes and Mortgages included in Pledged Loans, Mortgage-backed Securities included in Pledged Securities, Purchase Commitments, and all related Mortgage Loan documents and instruments, and all files, surveys, certificates, correspondence, appraisals, computer programs, tapes, discs, cards, accounting records and other information and data relating to the Collateral.

         10.2 (g) On or before originating any Mortgage Loan for sale to Fannie Mae, enter into an agreement among such Borrower, Credit Agent and Fannie Mae, pursuant to which Fannie Mae agrees to send all cash proceeds of Mortgage Loans sold by Borrower to Fannie Mae to the Settlement Account.

10.3.    Special Negative Covenants Concerning Warehousing Collateral

         As long as the Warehousing Commitment is outstanding or there remain any Obligations to be paid or performed, no Borrower must, either directly or indirectly, without the prior written consent of Credit
         Agent:

         10.3 (a) Amend, modify or waive any of the terms and conditions of, or settle or compromise any claim in respect of, any Pledged Loans or Pledged Securities, except in a manner consistent with the terms of the related Purchase Commitment and any FHA insurance policy or VA guaranty.

         10.3 (b) Sell, transfer or assign, or grant any option with respect to, or pledge (except under a Purchase Commitment or this Agreement) any of the Collateral or any interest in any of the Collateral.

         10.3 (c) Make any compromise, adjustment or settlement in respect of any of the Collateral or accept other than cash in payment or liquidation of the Collateral.

         10.3 (d) Cause UAMC Asset not to issue any stock or other securities in addition to or in substitution for the Pledged Shares, except to UAMC, and pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional shares of stock or other securities of UAMC Asset.

10.4.    Special Affirmative Covenants Concerning Builder Construction Mortgage
         Loans

         As long as the Warehousing Commitment is outstanding or there remain any Obligations to be paid or performed under this Agreement or under any other Loan Document, each Borrower must:

         10.4 (a) Prior to the submission of a request for an initial Advance against a Third Party Builder Construction Mortgage Loan, Borrower shall have reviewed the financial and business ability of the builder to complete the improvements to the premises encumbered by a Pledged Mortgage in a timely and cost efficient manner.

         10.4 (b) Notify Credit Agent within 2 Business Days of the following events: (1) a lien filed against premises encumbered by a Pledged Mortgage and not removed within 15 days of the filing,
                  (2) a Pledged Mortgage being out of balance with the Cost Breakdown and not brought back in balance by the mortgagor within 15 days after such determination by Borrower, and (3) any damage or destruction of the premises encumbered by a Pledged Mortgage.

10.5. Special Representations Concerning Construction/Perm Mortgage Loans and Third Party Builder Construction Mortgage Loans

         Borrower hereby represents and warrants to Credit Agent, as of the date of this Agreement and as of the date of each Advance Request, that:

         10.5 (a) Each Construction/Perm Mortgage Loan and Third Party Builder Construction Loan included in the Pledged Loans (1) has an American Land Title Association Lender's construction loan policy or commitment, (2) has "all risk" builder's insurance and workers' compensation insurance, (3) has a survey prepared and certified by a duly registered surveyor or title company showing no encroachments of the improvements or the proposed improvements to be constructed on the premises encumbered by the Pledged

                  Loan on to other lands or easements or restrictions, unless such encroachments have been insured over or are acceptable to the Investor, (5) has building permits and all necessary licenses and approvals for the construction of the improvements on the premises encumbered by the Pledged Loan,
                  (6) has a "as completed" appraisal giving an As Completed Appraised Value, (7) has a fixed price general contract issued by a licensed contractor, and (8) has all necessary utilities available to the premises encumbered by the Pledged Loan.

         10.5 (b) Prior to the initial Advance against a Construction/Perm Mortgage Loan or a Third Party Builder Construction Mortgage Loan included in the Pledged Loans, Borrower shall have received (1) a Cost Breakdown, (2) a draw schedule, and (3) an inspection report.

         10.5 (c) Prior to each Advance against a Construction/Perm Mortgage Loan or a Third Party Builder Construction Mortgage Loan included in the Pledged Loans, Borrower (i) shall have received (A) an inspection report confirming completion of the work for which such Advance is being requested and the Total Hard Costs are adequate to complete the improvements and (B) invoices for each soft cost reimbursement for which such Advance is being requested, and (ii) shall not have received a notice of intent to assert a Lien from any contract, subcontractor, material supplier or other Person.

         10.5 (d) Prior to the final Advance against a Construction/Perm Mortgage Loan or a Third Party Builder Construction Mortgage Loan included in the Pledged Loans, Borrower shall have received, (1) a final inspection report or certificate of occupancy confirming completion of all work in accordance with the plans and specifications, (2) final lien waivers, (3) final certificate of appraiser that the premises encumbered by the Pledged Loan equals the As Completed Appraised Value, and
                  (4) a datedown endorsement from the title insurance company showing clear title as of the date of disbursement of such Advance.

         10.5 (e) Within 15 days after the final Advance against a Construction/Perm Mortgage Loan or a Third Party Builder Construction Mortgage Loan included in the Pledged Loan, Borrower shall receive any Mortgage Note modification or modified Mortgage Note delivered in connection with a Construction/Perm Mortgage Loan and a Mortgage Note or Wet Settlement package evidencing a Mortgage Loan which refinances a related Mortgage Loan.

10.6.    Special Representations and Warranties Concerning Receivables

         Borrower hereby represents and warrants to the Lender, as of the date of this Agreement and as of the date of each Advance Request and the making of each Advance that:

         10.6 (a) Borrower is the legal and equitable owner and holder, free and clear of all Liens (other than Liens granted hereunder) of the Receivables, and the Receivables have been and will continue to be subject to a security interest in favor of the Credit Agent, subject to no other Liens.

         10.6 (b) Borrower has, and will continue to have, the full right, power and authority to grant a security interest in the Receivables to the Credit Agent.

         10.6 (c) Each Receivable is a valid, enforceable right to retain amounts received from obligors under Mortgage Loans serviced by Borrower, or a valid, enforceable right to payment from Fannie Mae, Freddie Mac, Ginnie Mae, VA, FHA or a private mortgage insurer, is currently due, and as to which no condition exists that will impair or materially delay payment thereof.

         10.6 (d) To the best of Borrower's knowledge, with respect to any Receivables, the mortgagor who is liable for payments that will be applicable to such Receivables, or Fannie Mae, Freddie Mac, Ginnie Mae, FHA, VA or the private mortgage insurer, obligated thereon, has no defense, setoff, claim or counterclaim against Borrower which can be asserted against the Credit Agent, whether in any proceeding to enforce the Credit Agent's security interest in such Receivable or otherwise.

         10.6 (e) Except for the Acknowledgment Agreements, to the extent required, no consent of any Person is required for the grant of a security interest in the Receivables to the Credit Agent, and no consent will need to be obtained upon the occurrence of an Event of Default for the Credit Agent to exercise its rights with respect to any of the Receivables.

10.7.    Special Representations Concerning Pledged Shares.

         The Borrowers hereby represent and warrant to the Lenders, as of the date of this Agreement and as of the date of each Advance Request for an Advance and the making of each such Advance, that:

         10.7 (a) UAMC has title to the Pledged Shares and will have title to all further Pledged Shares hereafter issued, free of all Liens except the security interest in favor of the Credit Agent.

         10.7 (b) UAMC has full power and authority to subject the Pledged Shares to the security interest created hereby.

         10.7 (c) No financing statement covering all or part of the Pledged Shares is on file in any public office (except for any financing statements filed by the Credit Agent).

         10.7 (d) The Pledged Shares have been duly authorized and validly issued by UAMC Asset and are fully paid and non-assessable. The certificates representing the Pledged Shares are genuine. The Pledged Shares are not subject to any offset or similar right or claim of the issuers thereof.

         10.7 (e) The Pledged Shares constitute 100% of the issued and outstanding shares of capital stock of UAMC Asset.

10.8.    Voting Rights; Dividends; Etc.

         10.8 (a) Subject to paragraph (d) of this Section 10.8, UAMC shall be entitled to exercise or refrain form exercising any and all voting and other consensual rights pertaining to the Pledged Shares for any purpose not inconsistent with the terms of this Agreement; provided, however, that UAMC shall not exercise or refrain from exercising any such right if such action could reasonably be expected to have a material adverse effect on the value of the Collateral or any material part thereof.

         10.8 (b) Any and all dividends paid in respect of the Pledged Shares after the occurrence and during the continuance of any Default or Event of Default shall be forthwith delivered to the Credit Agent to hold as Collateral and shall, if received by any Borrower, be received in trust for the benefit of the Lenders, be segregated from the other property or funds of Borrowers, and be forthwith delivered to the Credit Agent as Collateral in the same form as so received (with any necessary endorsement or assignment). Each Borrower shall, upon request by the Lender, promptly execute all such documents and do all such acts as may be necessary or desirable to give effect to the provisions of this Section 10.8(b).

         10.8 (c) The Credit Agent shall execute and deliver (or cause to be executed and delivered) to

                  UAMC all such proxies and other instruments as UAMC may reasonable request for the purpose of enabling UAMC to exercise the voting and other rights that it is entitled to exercise pursuant to Section 10.8(a) hereof and to receive the dividends that it is authorized to receive and retain pursuant to Section 10.8(b) hereof.

         10.8 (d) Upon the occurrence and during the continuance of any Event of Default, the Credit Agent shall have the right in its sole discretion, and Borrowers shall execute and deliver all such proxies and other instruments as may be necessary or appropriate to give effect to such right, to terminate all rights of Borrowers to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 10.8(a) hereof, and all such rights shall thereupon become vested in the Credit Agent who shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights; provided, however, that the Credit Agent and the Lenders shall not be deemed to possess or have control over any voting rights with respect to any Collateral unless and until the Credit Agent has given written notice to Borrowers that any further exercise of such voting rights by Borrowers is prohibited and that the Credit Agent and/or its assigns will henceforth exercise such voting rights; and provided further, that neither the registration of any item of Collateral in the Credit Agent's name nor the exercise of any voting rights with respect thereto shall be deemed to constitute a retention by the Credit Agent or the Lenders of any such Collateral in satisfaction of the Obligations or any part thereof.



                                End of Article 10

11.      DEFAULTS; REMEDIES

11.1.    Events of Default

         The occurrence of any of the following is an event of default ("Event of Default"):

         11.1 (a) Any Borrower fails to pay the principal of any Advance when due, whether at stated maturity, by acceleration, or otherwise; or fails to pay any installment of interest on any Advance within 12 days after the date of Credit Agent's invoice or account analysis statement; or fails to pay, within any applicable grace period, any other amount due under this Agreement or any other Obligation of Borrower to Credit Agents; or

         11.1 (b) Any Borrower or any of their Subsidiaries, other than USH Funding Inc. or Edgewater Reinsurance Ltd., fails to pay, or defaults in the payment of any principal or interest on, any other indebtedness or any contingent obligation within any applicable grace period; breaches or defaults with respect to any other material term of any other indebtedness or of any loan agreement, mortgage, indenture or other agreement relating to that indebtedness, if the effect of that breach or default is to cause, or to permit the holder or holders of that indebtedness (or a trustee on behalf of such holder or holders) to cause, indebtedness of Borrower or their Subsidiaries, other than USH Funding Inc. or Edgewater Reinsurance Ltd., in the aggregate amount of $2,000,000 or more to become or be declared due before its stated maturity (upon the giving or receiving of notice, lapse of time, both, or otherwise); or

         11.1 (c) Any Borrower fails to perform or comply with any term or condition applicable to it contained in Sections 8.4 (as to corporate existence) and 8.14 or in any Section of Article 9; or

         11.1 (d) Any representation or warranty made or deemed made by each Borrower under this Agreement, other than in Section 10.1, in any other Loan Document or in any written statement or certificate at any time given by Borrower is inaccurate or incomplete in any material respect on the date as of which it is made or deemed made; or

         11.1 (e) Any Borrower defaults in the performance of or compliance with any term contained in this Agreement or any other Loan Document other than those referred to in Sections 11.1 (a),
                  11.1 (c) or 11.1 (d) and such default has not been remedied or waived within 30 days after the earliest of (1) receipt by Borrower of Notice from Credit Agent of that default, (2) receipt by Credit Agent of Notice from Borrower of that default or (3) the date Borrower should have notified Credit Agent of that default under Section 8.7(c) or 8.7(d); or

         11.1 (f) A case (whether voluntary or involuntary) is filed by or against any Borrower under any applicable bankruptcy, insolvency or other similar federal or state law and, in the event of an involuntary case, the same is not dismissed within 60 days; or a court of competent jurisdiction appoints a receiver (interim or permanent), liquidator, sequestrator, trustee, custodian or other officer having similar powers over any Borrower, or over all or a substantial part of their respective properties or assets; or any Borrower, (1) consents to the appointment of or possession by a receiver (interim or permanent), liquidator, sequestrator, trustee, custodian or other officer having similar powers over any Borrower, or over all or a substantial part of their respective properties or assets, (2) makes an assignment for the benefit of creditors, or (3) fails, or admits in writing its inability, to pay its debts as those debts become due; or

         11.1 (g) Any Borrower fails to perform any contractual obligation to repurchase Mortgage Loans, if such obligations in the aggregate exceed $2,000,000; or

         11.1 (h) Any money judgment, writ or warrant of attachment or similar process involving in an amount in excess of $2,000,000 is entered or filed against any Borrower or any of its Subsidiaries or any of their respective assets and remains undischarged, unvacated, unbonded or unstayed for a period of 30 days or 5 days before the date of any proposed sale under that money judgment, writ or warrant of attachment or similar process; or

         11.1 (i) Any order, judgment or decree decreeing the dissolution of any Borrower is entered and remains undischarged or unstayed for a period of 20 days; or

         11.1 (j) Any Borrower purports to disavow the Obligations or contests the validity or enforceability of any Loan Document; or

         11.1 (k) Lennar purports to disavow its obligations under its Lennar Undertaking or contests the validity or enforceability of Lennar Undertaking; or

         11.1 (l) Credit Agent's security interest on any portion of the Collateral becomes unenforceable or otherwise impaired and all Advances made against any of that Collateral are not paid in full, or the impairment is not cured, within 10 days after earliest of (i) receipt by Borrower of Notice from Credit Agent of the impairment, (ii) receipt by Credit Agent of Notice from Borrower of the impairment, or (iii) the date Borrower should have notified Credit Agent of the impairment under Section 8.7(c) or 8.7(d); or

         11.1 (m) A material adverse change occurs in any Borrower's financial condition, business, properties, operations or prospects, or in any Borrower's ability to repay the Obligations; or

         11.1 (n) Any Lien for any taxes, assessments or other governmental charges (1) is filed against any Borrower or any of its property, or is otherwise enforced against Borrower or any of its property, or (2) obtains priority that is equal or greater than the priority of Credit Agent's security interest in any of the Collateral; or

         11.1 (o) UAMC ceases to own, directly, all of the capital stock of each other Borrower, or Lennar ceases to own, directly or indirectly, a majority of each class of the capital stock of UAMC; or

         11.1 (p) UAMC Asset shall incur any Debt, other than Debt owed to the Lenders, or any Pledged Asset owned by UAMC Asset shall become subject to any Lien, other than Liens in favor of the Credit Agent.

11.2.    Remedies

         11.2 (a) If a Lender shall have knowledge of a Default or an Event of Default, it shall forthwith give Notice thereof to Credit Agent. Credit Agent shall not be deemed to have knowledge or Notice of the occurrence of a Default or an Event of Default unless Credit Agent has received Notice from a Lender or a Borrower.

         11.2 (b) If an Event of Default described in Section 11.1 (f) occurs with respect to any Borrower, the Commitments will automatically terminate and the unpaid principal amount of and accrued interest on the Notes and all other Obligations will automatically become due and payable, without presentment, demand or other requirements of any kind, all of which Borrower expressly waives.

         11.2 (c) If any other Event of Default occurs, Majority Lenders may, by Notice to each Borrower, terminate the Commitments and declare the Obligations to be immediately due and payable.

         11.2 (d) If any Event of Default occurs, Credit Agent, on behalf of Lenders, may, and at the direction of the Majority Lenders shall (subject to Section 12.3(c)), also take any of the following actions:

                  (1) Foreclose upon or otherwise enforce its security interest in and Lien on the Collateral to secure all payments and performance of the Obligations in any manner permitted by law or provided for in the Loan Documents.

                  (2) Notify all obligors under any of the Collateral that the Collateral has been assigned to Credit Agent , on behalf of Lenders (or to another Person designated by Credit Agent) and that all payments on that Collateral are to be made directly to Credit Agent (or such other Person); settle, compromise or release, in whole or in part, any amounts any obligor or Investor owes on any of the Collateral on terms acceptable to Credit Agent; enforce payment and prosecute any action or proceeding involving any of the Collateral; and where any Collateral is in default, foreclose on and enforce any Liens securing that Collateral in any manner permitted by law and sell any property acquired as a result of those enforcement actions.

                  (3) Act, or contract with a third party to act at Borrower's expense, as servicer or subservicer of Collateral requiring servicing and perform all obligations required under any Servicing Contracts and Purchase Commitments.

                  (4) Require each Borrower to assemble and make available to Credit Agent the Collateral and all related books and records at a place designated by Credit Agent.

                  (5) Enter onto property where any Collateral or related books and records are located and take possession of those items with or without judicial process as permitted by applicable law; and obtain access to each Borrower's data processing equipment, computer hardware and software relating to the Collateral and use all of the foregoing and the information contained in the foregoing in any manner Credit Agent deems necessary for the purpose of effectuating its rights under this Agreement and any other Loan Document.

                  (6) Before the disposition of the Collateral, prepare it for disposition in any manner and to the extent Credit Agent deems appropriate.

                  (7) Exercise all rights and remedies of a secured creditor under the Uniform Commercial Code of Minnesota or other applicable law, including selling or otherwise disposing of all or any portion of the Collateral at one or more public or private sales, whether or not the Collateral is present at the place of sale, for cash or credit or future delivery, on the terms and in the manner as Credit Agent may determine, including sale under any applicable Purchase Commitment. If notice is required under applicable law, Credit Agent will give Borrower not less than 10 days' notice of any public sale or of the date after which any private sale may be held. Each Borrower agrees that 10 days' notice is reasonable notice. Credit Agent may, without notice or publication, adjourn any public or private sale one or more times by announcement at the time and place fixed for the sale, and the sale may be held at any time or place announced at the adjournment. In the case of a sale of all or any portion of the Collateral on credit or for future delivery, the Collateral sold on those terms may be may be retained by Credit Agent until the purchaser pays the selling price or takes possession of the Collateral. Credit Agent has no liability to Borrower if a purchaser fails to pay for or take possession of the Collateral sold on those terms, and in the case of any such failure, Credit Agent may sell the Collateral again upon notice complying with this Section.

                  (8) Instead of or in conjunction with exercising the power of sale authorized by Section 11.2 (d)(7), Credit Agent may proceed by suit at law or in equity to collect all amounts due upon the Collateral, or to foreclose Credit Agent's Lien on and sell all or any portion of the Collateral pursuant to a judgment or decree of a court of competent jurisdiction.

                  (9) Proceed against any Borrower on the Notes or against Lennar under the Lennar Undertaking.

                  (10) Retain all excess proceeds from the sale or other disposition of the Collateral, and apply them to the payment of the Obligations under Section 11.3.

         11.2 (e) Credit Agent shall follow the instructions of the Majority Lenders in exercising or not exercising its rights under this
                  Section 11.2, but (i) Credit Agent shall have no obligation to take or not to take any action which it believes may expose it to any liability, and (ii) Credit Agent may, but shall be under no obligation to, await instructions from the Majority Lenders before exercising or not exercising its rights under this Section 11.2.

         11.2 (f) Credit Agent or any Lender will incur no liability as a result of the commercially reasonable sale or other disposition of all or any portion of the Collateral at any public or private sale or other disposition. Each Borrower waives (to the extent permitted by law) any claims it may have against Credit Agent and each other Lender arising by reason of the fact that the price at which the Collateral may have been sold at a private sale was less than the price that Credit Agent might have obtained at a public sale, or was less than the aggregate amount of the outstanding Advances, plus accrued and unpaid interest on the Advances, and unpaid fees, even if Credit Agent accepts the first offer received and does not offer the Collateral to more than one offeree. Nothing set forth above in this Section 11.2(f) shall be construed as purporting to waive Credit Agent's obligation to dispose of Collateral in a commercially reasonable manner as required under the Uniform Commercial Code. Each Borrower agrees that any sale of Collateral under the terms of a Purchase Commitment or under the terms of the Lennar Undertaking, or any other disposition of Collateral arranged by Borrower, whether before or after the occurrence of an Event of Default, will be deemed to have been made in a commercially reasonable manner.

         11.2 (g) Each Borrower acknowledges that Mortgage Loans are collateral of a type that is the subject of widely distributed standard price quotations and that Mortgage-backed Securities are collateral of a type that is customarily sold on a recognized market. Each Borrower waives any right it may have to prior notice of the sale of Pledged Securities, and agrees that Credit Agent may purchase Pledged Loans and Pledged Securities at a private sale of such Collateral. Nothing set forth above in this Section 11.2(g) shall be construed as purporting to waive Credit Agent's obligation to dispose of Collateral in a commercially reasonable manner as required under the Uniform Commercial Code.

         11.2 (h) Each Borrower specifically waives and releases (to the extent permitted by law) any equity or right of redemption, stay or appraisal that Borrower has or may have under any rule of law or statute now existing or adopted after the date of this Agreement, and any right to require Credit Agent to (1) proceed against any Person, (2) proceed against or exhaust any of the Collateral or pursue its rights and remedies against the Collateral in any particular order, or (3) pursue any other remedy within its power. Credit Agent is not required to take any action to preserve any rights of any Borrower against holders of mortgages having priority to the Lien of any Mortgage included in the Collateral or to preserve Borrower's rights against other prior parties.

         11.2 (i) Credit Agent may, but is not obligated to, advance any sums or do any act or thing necessary to uphold or enforce the Lien and priority of, or the security intended to be afforded by, any Mortgage included in the Collateral, including payment of delinquent taxes or assessments and insurance premiums. All advances, charges, costs and expenses, including reasonable attorneys' fees and disbursements, incurred or paid by Credit Agent or any Lender in exercising any right, power or remedy conferred by this Agreement, or in the enforcement of this Agreement, together with interest on those amounts at the Default Rate, from the time paid by Credit Agent until repaid by Borrower, are deemed to be principal outstanding under this Agreement and the Notes.

         11.2 (j) No failure or delay on the part of Credit Agent to exercise any right, power or remedy provided in this Agreement or under any other Loan Document, at law or in equity, will operate as a waiver of that right, power or remedy. No single or partial exercise by Credit Agent or any Lender of any right, power or remedy provided under this Agreement or any other Loan Document, at law or in equity, precludes any other or further exercise of that right, power, or remedy by Credit Agent or any Lender, or Credit Agent's exercise of any other right, power or remedy. Without limiting the foregoing, each Borrower waives all defenses based on the statute of limitations to the extent permitted by law. The remedies provided in this Agreement and the other Loan Documents are cumulative and are not exclusive of any remedies provided at law or in equity.

         11.2 (k) Credit Agent is hereby granted a license or other right to use, upon the occurrence of an Event of Default ,without charge, each Borrower's computer programs, other programs, labels, patents, copyrights, rights of use of any name, Investor lists, trade names, trademarks, service marks and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in advertising for sale and selling any Collateral, and each Borrower's rights under all licenses and all other agreements related to the foregoing inure to Lenders' benefit until the Obligations are paid in full.

11.3.    Application of Proceeds

         The proceeds of any sale, disposition or other enforcement of Credit Agent's security interest in all or any part of the Collateral shall be applied by Credit Agent as follows:

         11.3 (a) In the case of the proceeds of Other Eligible Assets (excluding Servicing Contracts) and related collateral:

                  First, to the payment of the costs and expenses of such sale or enforcement, including reasonable compensation to Credit Agent's agents and counsel, and all expenses, liabilities and advances made or incurred by or on behalf of Credit Agent in connection therewith;

                  Second, to the payment of the costs and expenses of such sale or enforcement, including reasonable compensation to Lenders' agents and counsel, and all expenses, liabilities and advances made or incurred by or on behalf of any Lender in connection therewith;

                  Third, to Lenders, for application to the Obligations owed to each of them in respect of Swingline Advances, Warehousing Advances and RFC Direct Advances, as set forth in clauses Third, Fourth, Fifth, Sixth and Seventh of Section 11.3(b) and clauses Third and Fourth of Section 11.3(c); and

                  Fourth, to the remaining Obligations; and

                  Finally, to the payment to Borrower, or to their successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

         11.3 (b) In the case of the proceeds of Eligible Assets and related
                  Collateral:

                  First, to the payment of the costs and expenses of such sale or enforcement, including reasonable compensation to Credit Agent's agents and counsel, and all expenses, liabilities and advances made or incurred by or on behalf of Credit Agent in connection therewith;

                  Second, to the payment of the costs and expenses of such sale or enforcement, including reasonable compensation to Lenders' agents and counsel, and all expenses, liabilities and advances made or incurred by or on behalf of any Lender in connection therewith;

                  Third, to RFC, in an amount equal to the amount of accrued interest or Balance Deficiency Fees owed to RFC in respect of Swingline Advances, until paid in full;

                  Fourth, to RFC until the principal amount of all Swingline Advances outstanding are paid in full;

                  Fifth, to Lenders holding Warehousing Advances, pro rata in accordance with the amount of accrued interest, or accrued Balance Deficiency Fees, owed to each of them in respect of Warehousing Advances, until such interest and fees are paid in full;

                  Sixth, to Lenders holding Warehousing Advances, pro rata in accordance with their respective Percentage Shares, until the principal amounts of all Warehousing Advances outstanding are paid in full;

                  Seventh, to Lenders holding Warehousing Advances, pro rata in accordance with their respective Percentage Shares, until all fees and other Obligations accrued by or due each Lender and Credit Agent are paid in full;

                  Eighth, to RFC for RFC Direct Advances, until the principal amount of all RFC Direct Advances outstanding are paid in full; and

                  Ninth, to RFC for RFC Direct Advances, until all fees and other Obligations accrued by or due RFC are paid in full; and

                  Tenth, to the remaining Obligations; and

                  Finally, to the payment to Borrower, or to their successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

11.4.    Credit Agent Appointed Attorney-in-Fact

         Each Borrower appoints Credit Agent its attorney-in-fact, with full power of substitution, for the purpose of carrying out the provisions of this Agreement, the Notes and the other Loan Documents and taking any action and executing any instruments that Credit Agent deems necessary or advisable to accomplish that purpose. Each Borrower's appointment of Credit Agent as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, Credit Agent may give notice of Credit Agent's Lien on the Collateral to any Person, either in the name of Borrower or in its own name, endorse all Pledged Loans or

         Pledged Securities payable to the order of Borrower, change or cause to be changed the book-entry registration or name of subscriber or Investor on any Pledged Security, or receive, endorse and collect all checks made payable to the order of Borrower representing payment on account of the principal of or interest on, or the proceeds of sale of, any of the Pledged Loans or Pledged Securities and give full discharge for those transactions.

11.5.    Right of Set-Off

         Without limiting any other right that Credit Agent or any Lender may have under applicable law or otherwise, if any Borrower defaults in the payment of any Obligation or in the performance of any of its duties under the Loan Documents, each Lender may, without Notice to or demand on Borrower (which Notice or demand each Borrower expressly waives), set-off, appropriate or apply any and all property of Borrower held at any time by such Lender, or any indebtedness at any time owed by such Lender to or for the account of Borrower, against the Obligations, whether or not those Obligations have matured.

11.6.    Sharing of Payments

         If upon the occurrence of an Event of Default and acceleration of the Obligations, if any Lender shall hold or receive and retain any payment, whether by setoff, application of deposit balance or security, or otherwise, in respect of the Obligations, then such Lender shall purchase from the other Lenders for cash and at face value and without recourse, such participation in the Obligations held by them as shall be necessary to cause such payment to be shared ratably with each of them; provided, that if such payment or part thereof is thereafter recovered from such purchasing Lender, the related purchases from the other Lenders shall be rescinded ratably and the purchase price restored as to the portion of such excess payment so recovered, but without interest thereon unless the purchasing Lender is required to pay interest on such amounts to the Person recovering such payment, in which case with interest thereon, computed at the same rate, and on the same basis, as the interest that the purchasing Lender is required to pay. If any Lender receives a payment from any Borrower not in respect of the Obligations, but relating to another relationship of such Lender and Borrower, such Lender may apply the payment first to the indebtedness arising out of the other relationship and then against the Obligations as provided for above.



                                End of Article 11

12.      AGENT

12.1.    Appointment

         Each Lender hereby irrevocably designates and appoints Credit Agent as the agent of such Lender under the Loan Documents and each such Lender hereby irrevocably authorizes Credit Agent to take such action on its behalf under the provisions of the Loan Documents and to exercise such powers and perform such duties as are expressly delegated to Credit Agent by the terms of the Loan Documents, together with such other powers as are reasonably incidental thereto. Credit Agent hereby accepts such appointment and agrees to act in accordance with this Agreement.

12.2.    Duties of Agent

         12.2 (a) The provisions of the Loan Documents set forth the exclusive duties of Credit Agent and no implied duties or obligations shall be read into the Loan Documents against Credit Agent. Credit Agent shall not be bound in any way by any agreement or contract other than the Loan Documents and any other agreement to which it is a party. Credit Agent shall act as an independent contractor in performing its obligations as Credit Agent under the Loan Documents and nothing herein contained shall be deemed to create any fiduciary relationship among or between Credit Agent, Borrower or Lenders.

         12.2 (b) Credit Agent shall examine the Pledged Loans delivered by or on behalf of Borrower hereunder to determine whether the Pledged Loans: (i) include the documents and instruments to be delivered for each Pledged Loan required pursuant to Section 3.1, (ii) conforms with the requirements of this Agreement, and (iii) is otherwise in conformity with any customary collateral review criteria which Credit Agent may communicate to Borrower from time to time. If Credit Agent shall have determined that any Mortgage Loan delivered to Credit Agent does not meet the requirements of this Agreement or the Credit Agreement, Credit Agent may return to Borrower all Collateral Documents relating thereto.

         12.2 (c) As to any Pledged Loan against which Advances may be made pursuant to this Agreement, if Credit Agent shall note any minor discrepancies or deficiencies in any Collateral Documents pertaining thereto, Credit Agent shall: (a) immediately notify Borrower thereof, (b) if such discrepancies or deficiencies can be cured without returning any Collateral Documents to Borrower, request that Borrower cure such discrepancies or deficiencies immediately, and (c) if such discrepancies or deficiencies can only be cured by returning Collateral Documents to Borrower, return any Collateral Documents containing any discrepancy or deficiency to Borrower for correction against a Trust Receipt pursuant to Section 5.5(a) hereof.

12.3.    Standard of Care

         Credit Agent shall act in accordance with customary standards for those engaged as credit agents or collateral agents of commercial transactions in similar capacities.

         12.3 (a) Credit Agent shall not be required to ascertain or inquire as to the performance or observance of any of the conditions or agreements to be performed or observed by any other party, except as specifically provided in the Loan Documents. Credit Agent disclaims any responsibility for the validity or accuracy of the recitals to the Loan

                  Documents and any representations and warranties contained herein, unless specifically identified as recitals, representations or warranties of Credit Agent.

         12.3 (b) The Credit shall not have any responsibility for ascertaining the value, collectibility, insurability, enforceability, effectiveness or suitability of any Collateral, the title of any party therein, the validity or adequacy of the security afforded thereby, or the validity of the Loan Documents (except as to its authority to enter into the Loan Documents and to perform its obligations hereunder and thereunder).

         12.3 (c) No provision of this Agreement shall require Credit Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if, in its sole judgment, it shall believe that repayment of such funds or adequate indemnity against such risk or liability is not assured to it.

         12.3 (d) Credit Agent is not responsible for preparing or filing any reports or returns relating to federal, state or local income taxes with respect to this Agreement, other than for its compensation or for reimbursement of expenses.

12.4.    Delegation of Duties

         Credit Agent may execute any of its duties under the Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Credit Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

12.5.    Exculpatory Provisions

         Credit Agent or any of its respective officers, directors, employees, agents, attorneys-in-fact or Affiliates shall not be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with the Loan Documents (except for its or such Person's own gross negligence or willful misconduct), or (b) responsible in any manner to any of Lenders for any recitals, statements, representations or warranties made by each Borrower or any officer thereof contained in the Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by Credit Agent under or in connection with, the Loan Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of the Loan Documents or for any failure of any Borrower to perform its obligations under any Loan Document. Credit Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, the Loan Documents or to inspect the properties, books or records of each Borrower or any of its Subsidiaries.

12.6.    Reliance by Agent

         Credit Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certification, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation reasonably believed by it to be correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to Borrower), independent accountants (including, without limitation, accountants to Borrower) and other experts selected by Credit Agent. Credit Agent may deem and treat the payee of any Note as the owner thereof for all purposes. As to Lenders (a) Credit Agent shall be fully justified in failing or refusing to take any action under the Loan Documents unless it shall first receive such advice or concurrence of the Majority Lenders or all of Lenders, as appropriate, or it shall first be indemnified to its satisfaction by Lenders ratably in accordance with their respective Percentage Shares against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any action (except for liabilities and expenses resulting from Credit Agent's gross negligence or willful misconduct), (b) Credit Agent shall in all cases be fully protected in acting, or in refraining from acting, under the Loan Documents in accordance with a request of the Majority Lenders or all of Lenders, as appropriate, and such request and any action taken or failure to act pursuant thereto shall be binding upon all Lenders, (c) Credit Agent shall be fully justified in failing or refusing to take any action under the Loan Documents unless it shall first receive such advice or concurrence of Credit Agent, and (d) Credit Agent shall in all cases be fully protected in acting, or in refraining from acting, under the Loan Documents in accordance with a request of or instructions from Credit Agent, and such request and any action taken or failure to act pursuant thereto shall be binding upon all Lenders.

12.7.    Non-Reliance on Agent or Other Lenders

         Each Lender expressly acknowledges that Credit Agent, nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to such Lender and that no act by Credit Agent hereafter taken, including any review of the affairs of each Borrower, shall be deemed to constitute any representation or warranty by Credit Agent to any Lender. Each Lender represents to Credit Agent that it has, independently and without reliance upon Credit Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of each Borrower and made its own decision to enter into and make Advances under the Credit Agreement. Each Lender also represents that it will, independently and without reliance upon Credit Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under the Credit Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of each Borrower. Except for notices, reports and other documents expressly required to be furnished to Lenders by Credit Agent hereunder, Credit Agent shall have no duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial or other condition or creditworthiness of each Borrower or any Subsidiary which may come into the possession of Credit Agent or any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates.

12.8.    Agent in Individual Capacity

         Credit Agent may make loans to, accept deposits from and generally engage in any kind of business with any Borrower as though it were not an agent hereunder. With respect to the Advances made or renewed by them and any Note issued to them, Credit Agent shall have the same rights and powers under the Loan Documents as any Lender and may exercise the same as though it were not Credit Agent, and the terms "Lender" and "Lenders" shall include Credit Agent in its individual capacity.

12.9.    Successor Agent

         Credit Agent may resign as such at any time upon giving 30 days Notice to Borrower and Lenders. Credit Agent may be removed immediately with cause or at any time upon 30 days Notice from the Majority Lenders to Credit Agent and Borrower. Upon Notice of such resignation or removal, the Majority Lenders may appoint a successor Credit Agent (which successor Credit Agent, assuming that no Default or Event of Default exists, shall be reasonably acceptable to

         Borrower). The date on which Borrower, Credit Agent and Lenders have received Notice from such successor of its acceptance of appointment as Credit Agent shall constitute the effective date of resignation or removal of the resigning or removed Credit Agent. If no successor Credit Agent shall have been so appointed by the Majority Lenders, and shall have accepted such appointment within the allotted time period, then, upon 5 days Notice to Borrower, the resigned or removed Credit Agent may, on behalf of Lenders, appoint a successor. Upon the effective date of resignation or removal of the resigning or removed Credit Agent, such successor will thereupon succeed to and become vested with all the rights, powers, privileges, and duties of the resigning or removed Credit Agent, but the resigning or removed Credit Agent shall not be discharged from any liability as a result of its or its directors', officers', agents', or employees' gross negligence or willful misconduct in the performance of its duties and obligations under this Agreement prior to the effective date of its resignation or removal. Upon the effective date of its resignation or removal, Credit Agent shall assign all of its right, title and security interest in and to all Collateral to its successor, without recourse, warranty or representation, express or implied.



                                End of Article 12

13.      MISCELLANEOUS

13.1.    Notices

         Except where telephonic or facsimile notice is expressly authorized by this Agreement, all communications required or permitted to be given or made under this Agreement ("Notices") must be in writing and must be sent by manual delivery, overnight courier or United States mail (postage prepaid), addressed as follows (or at such other address as may be designated by it in a Notice to the other):

           If to Borrower:      Universal American Mortgage Company
                                730 NW 107th Avenue, 4th Floor
                                Miami, FL 33172
                                Attention: Janice Munoz, Treasurer
                                           and Vice President

           If to Credit Agent:  Residential Funding Corporation
                                4800 Montgomery Lane, #300
                                Bethesda, MD 20814
                                Attention:  Jim Clapp, Director

           If to any Lender:    As set forth on the signature pages hereof or of
                                any amendment hereto.

         In addition, Credit Agent shall use its best efforts to provide a copy of any Notice of an Event of Default, or regarding the exercise of any of its remedies to Lennar Corporation, 700 N.W. 107th Avenue, 4th Floor, Miami, Florida 33172, Attention: David B. McCain, Vice President and General Counsel, or such other counsel as Borrower may designate, but failure to provide such copy shall not render any such Notice ineffective. All periods of Notice will be measured from the date of delivery if manually delivered, from the first Business Day after the date of sending if sent by overnight courier or from 4 days after the date of mailing if sent by United States mail, except that Notices to Credit Agent under Article 2 and Section 11.2 shall be deemed to have been given only when actually received. Each Borrower authorizes Credit Agent to accept Borrower's bailee pledge agreements, Advance Requests, shipping requests, wire transfer instructions and security delivery instructions transmitted to Credit Agent by facsimile or electronic transmission, and those documents, when transmitted to Credit Agent by facsimile or electronic transmission, have the same force and effect as the originals.

13.2.    Reimbursement Of Expenses; Indemnity

         Borrower must: (a) pay such documentation production fees as Credit Agent may require and all out-of-pocket costs and expenses of Credit Agent, including reasonable fees, service charges and disbursements of counsel (including allocated costs of internal counsel), in connection with the amendment, enforcement and administration of this Agreement, the Notes, and other Loan Documents and the making and repayment of the Advances, and the payment of interest thereon; (b) indemnify, pay, and hold harmless Credit Agent, and any other holder of the Notes from and against, all present and future stamp, documentary and other similar taxes with respect to the foregoing matters and save Credit Agent, and any other holder of the Notes harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such taxes; and (c) indemnify, pay and hold harmless Credit Agent, each Lender, any of their officers, directors, employees or agents and any subsequent holder of the Notes (collectively called the "Indemnitees") from and against all liabilities, obligations, actual losses, damages, penalties, judgments, direct suits, costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel of the Indemnitees (including

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         allocated costs of internal counsel), exclusive of indirect, consequential and other similar losses, in connection with any investigative, administrative or judicial proceeding, whether or not the Indemnitees have been designated as parties to such proceeding) that may be imposed upon, incurred by or asserted against such Indemnitees in any manner relating to or arising out of this Agreement, the Notes, or any other Loan Document or any of the transactions contemplated hereby or thereby ("Indemnified Liabilities"), except that Borrower has no obligation under this Agreement to any Indemnity with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of such Indemnitee. To the extent that the undertaking to indemnify, pay and hold harmless as set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Borrower must contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them. The agreement of Borrower contained in this Article survives the expiration or termination of this Agreement and the payment in full of the Notes. Attorneys' fees and disbursements incurred in enforcing, or on appeal from, a judgment under this Agreement are recoverable separately from and in addition to any other amount included in such judgment, and this clause is intended to be severable from the other provisions of this Agreement and to survive and not be merged into such judgment.

13.3.    Indemnification by Lenders

         Lenders agree to indemnify Credit Agent in its respective capacity as such (to the extent not reimbursed by Borrower and without limiting the obligation of Borrower to do so), ratably according to the respective amounts of their Percentage Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including without limitation at any time following the payment of the Obligations) be imposed on, incurred by or asserted against Credit Agent in any way relating to or arising out of the Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by Credit Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Credit Agent's gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Obligations and the termination of this Agreement. Attorneys' fees and disbursements incurred in enforcing, or on appeal from, a judgment pursuant hereto shall be recoverable separately from and in addition to any other amount included in such judgment, and this clause is intended to be severable from the other provisions of this Agreement and to survive and not be merged into such judgment.

13.4.    Financial Information

         All financial statements and reports furnished to Credit Agent under this Agreement must be prepared in accordance with GAAP, applied on a basis consistent with that applied in preparing the financial statements as at the end of and for each Borrower's most recent fiscal year (except to the extent otherwise required to conform to good accounting practice).

13.5.    Terms Binding Upon Successors; Survival of Representations

         The terms and provisions of this Agreement are binding upon and inure to the benefit of each Borrower, Credit Agent, and their respective successors and assigns. All of Borrower's representations, warranties, covenants and agreements survive the making of any Advance, and remain effective for as long as the Commitments are outstanding or there remain any Obligations to be paid or performed.

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13.6.    Lenders in Individual Capacity

         Lenders and their Affiliates may make loans to, accept deposits from and generally engage in any kind of business with Borrowers and/or any Subsidiary regardless of the capacity of Lenders hereunder. Lenders may disclose to the other Lenders information regarding other relationships which they may have with Borrower and Borrower hereby consents to these disclosures.

13.7.    Assignment and Participations

         This Agreement and the Obligations of each Borrower may not be assigned by any Borrower. Any Lender may, subject to the limitations set forth below, assign or transfer, in whole or in part, this Agreement and the other Loan Documents and further may sell participations in all or any part of its Advances or Maximum Commitment or any other interest in the Obligations or any of its obligations hereunder to another Person. In the case of an assignment, upon notice thereof by such Lender to Borrower and consent of Credit Agent, the assignee shall have, to the extent of such assignment (unless otherwise provided thereby), the same rights and benefits as it would have if it were a "Lender" hereunder, and, if the assignee has expressly assumed, for the benefit of Borrower, such Lender's obligations hereunder, such Lender shall be relieved of its obligations hereunder to the extent of such assignment and assumption, provided that Credit Agent shall have no obligation to consent to there being more than a total of 10 Lenders (a Participant is not a Lender). In the case of a participation, the participating Person's (a "Participant") rights against Lender from whom it has purchased such participation in respect of such participation are those set forth in the agreement executed by such Lender in favor of the Participant relating thereto. Such Lender shall remain solely responsible to the other parties hereto for the performance of such Lender's obligations under the Loan Documents, whether or not such Lender shall remain the holder of any Note. Such Lender shall retain all voting rights with respect to such Note, the Advances hereunder and Lender's Maximum Commitment. Borrower, Credit Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents. Without limiting any Lender's exclusive right to collect and enforce the Obligations owed to it, Borrower agrees that each participation will give rise to a debtor-creditor relationship between Borrower and the Participant, and Borrower authorizes each Participant, upon the occurrence of an Event of Default, to proceed directly by right of setoff, banker's lien, or otherwise, against any assets of Borrower that may be held by that Participant. Nothing contained herein shall in any manner or to any extent affect the right of any Lender to pledge or assign its Notes and interests in this Agreement to any Federal Reserve Bank pursuant to applicable laws or regulations, or to assign its Notes and its right to receive and retain payments on its Notes provided such Lender remains primarily and directly liable pursuant to the terms and conditions of this Agreement to keep, observe and perform all of its obligations under this Agreement. Any Lender may furnish any information concerning Borrower in the possession of such Lender from time to time to Affiliates of such Lender and to assignees and Participants (including prospective assignees and Participants) and Borrower hereby consents to the provision of such information.

13.8.    Commitment Increases

         13.8 (a) At any time and from time to time after the Closing Date, the Warehousing Credit Limit may be increased either by an Additional Lender establishing a Warehousing Commitment or by one or more then existing Lender ("Increase Lender") increasing its Warehousing Commitment Amount (each such increase by either means, a "Commitment Increase"), provided that no Commitment Increase shall become effective unless and until (i) Borrower, Credit Agent and the Additional Lender or the Increase Lender shall have executed and delivered an amendment or other modification with respect to such Commitment Increase, and (ii) if, after giving effect thereto, the Credit Limit would exceed $500,000,000, such Commitment Increase shall have been consented to by each of the

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                  other Lenders. Any such increase may be temporary or
                  permanent; provided, that the permanent Warehousing Commitment amount of each Lender shall at no time be less than $15,000,000. Prior to the effective date ("Effective Date") of any Commitment Increase involving an Additional Lender, Borrowers shall issue a promissory note to the Additional Lender. Such new promissory note or notes shall constitute a "Warehousing Note" for the purposes of the Loan Documents.

         13.8 (b) On the Effective Date of any Commitment Increase, Credit Agent shall recompute the Percentage Share for each Lender based on the new Warehousing Credit Limit which results from the Commitment Increase, and within 2 Business Days, Credit Agent shall request Advances from or shall direct prepayments to each Lender so that the total amount of all then outstanding Warehousing Advances are shared pro rata by each Lender.

         13.8 (c) On the effective date of any reduction of the Warehousing Credit Limit resulting from the expiration of a temporary increase in any Lender's Warehousing Commitment Amount, the Credit Agent shall recompute the Percentage Share for each Lender and request Warehousing Advances from and direct prepayments to each Lender so that the total amount of all the outstanding Advances are shared pro-rata by each Lender.

13.9.    Amendments

         This Agreement may not be amended or terms or provisions hereof waived unless such amendment or waiver is in writing and signed by the Majority Lenders, Credit Agent and each Borrower; provided, however, that without the prior written consent of 100% of Lenders, no amendment or waiver shall: (1) waive or amend any term or provision of Sections
         8.4 or the definition of any type of Collateral or the provisions of
         Section 5.2 hereof, (2) reduce the principal of, or rate of interest or fees on, the Advances or any Lender's Commitments, (3) except as provided in Section 13.8, modify the Warehousing Credit Limit, (4) except as provided in Section 13.8, modify any Lender's Percentage Share of the Warehousing Credit Limit, (5) modify the definition of "Majority Lenders," or of the number or percentage of Lenders that are required to take action under the Loan Documents, (6) extend the Warehousing Maturity Date, (7) release any material portion of the Collateral, except as expressly contemplated by the Loan Documents or in connection with a sale of such Collateral permitted hereunder, (8) amend Exhibit H, or (9) amend this Section. It is expressly agreed and understood that the failure by the Majority Lenders to elect to accelerate amounts outstanding hereunder or to terminate the obligation of Lenders to make Advances hereunder shall not constitute an amendment or waiver of any term or provision of this Agreement.

13.10.   Governing Law

         This Agreement and the other Loan Documents are governed by the laws of the State of Minnesota, without reference to its principles of conflicts of laws.

13.11.   Relationship of the Parties

         This Agreement provides for the making and repayment of Advances by Lenders (in their capacity as lenders) and each Borrower (in its capacity as a borrower), for the payment of interest on those Advances and for the payment of certain fees by Borrower to Lenders and Credit Agent. The relationship between Lenders and Borrower is limited to that of creditor and secured party on the part of Lenders, Credit Agent and of borrower and debtor on the part of Borrower. The provisions of this Agreement and the other Loan Documents for compliance with financial covenants and the delivery of financial statements and other operating reports are intended solely

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         for the benefit of Lenders to protect its interest as a creditor and lender. Nothing in this Agreement creates or may be construed as permitting or obligating any Lender to act as a financial or business advisor or consultant to Borrower, as permitting or obligating any Lender to control Borrower or to conduct Borrower's operations, as creating any fiduciary obligation on the part of Lenders to Borrower, or as creating any joint venture, agency, or other relationship between Lenders and Borrower other than as explicitly and specifically stated in the Loan Documents. Each Borrower acknowledges that it has had the opportunity to obtain the advice of experienced counsel of its own choosing in connection with the negotiation and execution of the Loan Documents and to obtain the advice of that counsel with respect to all matters contained in the Loan Documents, including the waiver of jury trial contained in Section 13.16. Each Borrower further acknowledges that it is experienced with respect to financial and credit matters and has made its own independent decisions to apply to Lenders for credit and to execute and deliver this Agreement.

13.12.   Severability

         If any provision of this Agreement is declared to be illegal or unenforceable in any respect, that provision is null and void and of no force and effect to the extent of the illegality or unenforceability, and does not affect the validity or enforceability of any other provision of the Agreement.

13.13.   Consent to Credit References

         Each Borrower consents to the disclosure of information regarding Borrower and its Subsidiaries and their relationships with Lenders to Persons making credit inquiries to Credit Agent. This consent is revocable by Borrower at any time upon Notice to Lenders as provided in
         Section 13.1.

13.14.   Counterparts

         This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together constitute but one and the same instrument.

13.15.   Entire Agreement

         This Agreement, the Notes and the other Loan Documents represent the final agreement among the parties with respect to their subject matter, and may not be contradicted by evidence of prior or contemporaneous oral agreements among the parties. There are no oral agreements among the parties with respect to the subject matter of this Agreement, the Notes and the other Loan Documents.

13.16.   Consent to Jurisdiction

         AT THE OPTION OF CREDIT AGENT, THIS AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS MAY BE ENFORCED IN ANY STATE OR FEDERAL COURT WITHIN THE STATE OF MINNESOTA. EACH BORROWER CONSENTS TO THE JURISDICTION AND VENUE OF THOSE COURTS, AND WAIVES ANY OBJECTION TO THE JURISDICTION OR VENUE OF ANY OF THOSE COURTS, INCLUDING THE OBJECTION THAT VENUE IN THOSE COURTS IS NOT CONVENIENT. ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE COMMENCED AND INSTITUTED BY SERVICE OF PROCESS UPON EACH BORROWER BY FIRST CLASS REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO BORROWER AT ITS ADDRESS LAST KNOWN TO CREDIT AGENT. EACH BORROWER'S CONSENT AND AGREEMENT UNDER THIS SECTION DOES NOT AFFECT

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         CREDIT AGENT'S RIGHT TO ACCOMPLISH SERVICE OF PROCESS IN ANY OTHER
         MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY BORROWER IN ANY OTHER JURISDICTION OR COURT. IN THE EVENT ANY BORROWER COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, CREDIT AGENT AT ITS OPTION MAY HAVE THE CASE TRANSFERRED TO A STATE OR FEDERAL COURT WITHIN THE STATE OF MINNESOTA OR, IF A TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, MAY HAVE BORROWER'S ACTION DISMISSED WITHOUT PREJUDICE.

13.17.   Waiver of Jury Trial

         EACH BORROWER, EACH OF LENDERS AND CREDIT AGENT EACH COVENANTS AND AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY A JURY, AND FULLY WAIVES ANY RIGHT TO TRIAL BY JURY TO THE EXTENT THAT ANY SUCH RIGHT NOW EXISTS OR HEREAFTER ARISES. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN, KNOWINGLY AND VOLUNTARILY, BY BORROWER AND CREDIT AGENT, AND IS INTENDED TO ENCOMPASS EACH INSTANCE AND EACH ISSUE FOR WHICH THE RIGHT TO TRIAL BY JURY WOULD OTHERWISE APPLY. CREDIT AGENT, EACH OF LENDERS AND BORROWER ARE EACH AUTHORIZED AND DIRECTED TO SUBMIT THIS AGREEMENT TO ANY COURT HAVING JURISDICTION OVER THE SUBJECT MATTER AND THE PARTIES TO THIS AGREEMENT AS CONCLUSIVE EVIDENCE OF THIS WAIVER OF THE RIGHT TO JURY TRIAL. FURTHER, EACH BORROWER, EACH OF LENDERS AND CREDIT AGENT EACH CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF THE OTHER PARTY, INCLUDING THE OTHER PARTY'S COUNSEL, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, TO ANY OF ITS REPRESENTATIVES OR AGENTS THAT THE OTHER PARTY WILL NOT SEEK TO ENFORCE THIS WAIVER OF RIGHT TO TRIAL BY JURY.

13.18.   Confidentiality

         The Credit Agent and each Lender shall use reasonable efforts to assure that information about the Borrower and its operations, affairs and financial condition, not generally disclosed to the public or to trade and other creditors, which is furnished to the Credit Agent or such Lender pursuant to the provisions hereof is used only for the purposes of this Agreement and any other relationship between the Credit Agent or such Lender and the Borrower and not divulged to any Person other than the Credit Agent, such Lender, its Affiliates and their respective officers, directors, employees and agents, except: (a) to their attorneys and accountants, (b) in connection with the enforcement of the rights of the Credit Agent or such Lender hereunder and under the other Loan Documents or otherwise in connection with applicable litigation, (c) in connection with assignments and participations and the solicitation of prospective assignees and participants referred to in Section 13.7 (provided such assignees, participants and prospecting assignees and participants agree to be bound by this Section 13.18) and
         (d) as may otherwise be required or requested by any regulatory authority having jurisdiction over the Credit Agent or by any applicable law, rule, regulation or judicial process, the opinion of the Credit Agent's counsel concerning the making of such disclosure to be binding on the parties hereto.



                                End of Article 13

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14.      DEFINITIONS

14.1.    Defined Terms

         Capitalized terms defined below or elsewhere in this Agreement have the following meanings or, as applicable, the meanings given to those terms in Exhibits to this Agreement:

         "Additional Lender" means a Person admitted as a Lender under the Agreement by the terms of an amendment hereto.

         "Advance" means a Warehousing Advance or an RFC Direct Advance.

         "Advance Rate" means, with respect to any Eligible Asset, the Advance Rate set forth in Exhibit H for that type of Eligible Asset.

         "Advance Request" has the meaning set forth in Section 3.1(a).

         "Affiliate" has the meaning set forth in the United States Bankruptcy Code, 11 U.S. C.ss.ss.101 et seq.

         "Agency Security" means a Mortgage-backed Security issued or guaranteed by Fannie Mae, Freddie Mac or Ginnie Mae.

         "Agreement" means this Warehousing Credit and Security Agreement, either as originally executed or as it may be amended, restated, renewed or replaced.

         "Appraised Property Value" means with respect to an interest in real property, the then current fair market value of the real property and any improvements on it as of recent date determined in accordance with Title XI of FIRREA by a qualified appraiser who is a member of the American Institute of Real Estate Appraisers or other group of professional appraisers.

         "Approved Custodian" means a pool custodian or other Person that Credit Agent deems acceptable, in its sole discretion, to hold Mortgage Loans for inclusion in a Mortgage Pool or to hold Mortgage Loans as agent for an Investor that has issued a Purchase Commitment for those Mortgage Loans. Credit Agent may at any time, on 3 Business Days' Notice to Borrower, add or remove any Person as an Approved Custodian.

         "Audited Statement Date" means the date of Borrower's most recent audited financial statements (and, if applicable, Borrower's Subsidiaries, on a consolidated basis) delivered to Credit Agent under this Agreement.

         "Balance Deficiency Fee" has the meaning set forth in Section 4.1(b).

         "Balance Funded Agreement" has the meaning set forth in Section 4.1(b).

         "Balance Funded Portion" has the meaning set forth in Section 4.1(b).

         "Balance Funded Rate" means, for any Advance, the Balance Funded Rate specified for that Advance in Exhibit H.

         "Bank One" means BANK ONE, NATIONAL ASSOCIATION, Chicago, Illinois, or any successor bank.

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         "Borrower" has the meaning set forth in the first paragraph of this
         Agreement.

         "Business Day" means any day other than Saturday, Sunday or any other day on which national banking associations are closed for business.

         "Buydown" has the meaning set forth in Section 4.3(k).

         "Calendar Quarter" means the 3 month period beginning on each January 1, April 1, July 1 or October 1.

         "Cash Collateral Account" means a demand deposit account maintained at the Funding Bank in Credit Agent's name and designated for receipt of the proceeds of the sale or other disposition of Collateral.

         "Check Disbursement Account" means a demand deposit account maintained at the Funding Bank in the name of Borrower and under the control of Credit Agent for the clearing of checks written by Borrower to fund Warehousing Advances.

         "Closing Date" has the meaning set forth in the Recitals to this Agreement.

         "Collateral" has the meaning set forth in Section 5.1.

         "Collateral Documents" means, with respect to each Mortgage Loan, (a) the Required Documents, (b) as applicable, the original lender's ALTA Policy of Title Insurance or its equivalent, documents evidencing the FHA Commitment to Insure, the VA Guaranty or private mortgage insurance, the appraisal, the Regulation Z statement, an environmental assessment, if applicable, an engineering report, if applicable, certificates of casualty or hazard insurance, credit information on the maker of the Mortgage Note, the HUD-1 or corresponding purchase advice,
         (c) any other document required to be delivered to Credit Agent, and
         (d) any other document that is customarily desired for inspection or transfer incidental to the purchase of any Mortgage Note by an Investor or that is customarily executed by the seller of a Mortgage Note to an Investor.

         "Committed Purchase Price" means for an Eligible Asset (a) the dollar price as set forth in the Purchase Commitment or, if the price is not expressed in dollars, the product of the Mortgage Note Amount multiplied by the price (expressed as a percentage) as set forth in a Purchase Commitment for the Eligible Asset, or (b) if the Eligible Asset is to be used to back an Agency Security, the price (expressed as a percentage) as set forth in a Purchase Commitment for the Agency Security.

         "Commitment" means the Warehousing Commitment.

         "Compliance Certificate" means a certificate executed on behalf of Borrower by its chief financial officer or its treasurer or by another officer approved by Credit Agent, substantially in the form of Exhibit E.

         "Cost Breakdown" means a list of the costs and expenses to be financed by Advances against a Building Construction Mortgage Loan or a Construction/Perm Mortgage Loan, including, without limitation, real property acquisition costs, hard and soft construction costs, architectural fees, the Rehab Escrow and any other costs and expenses budgeted to construct and complete the improvements.

         "Credit Agent" means RFC, in its capacity as credit agent for Lenders hereunder, and any successor pursuant to Section 12.9 hereof.

         "Credit Limit" means the Warehousing Credit Limit.

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         "Debt" means (a) all indebtedness or other obligations of a Person that, in accordance with GAAP, would be included in determining total liabilities as shown on the liabilities side of a balance sheet of the Person on the date of determination, plus (b) all indebtedness or other obligations of the Person for borrowed money or for the deferred purchase price of property or services. For purposes of calculating a Person's Debt, Subordinated Debt not due within 1 year of that date and deferred taxes arising from capitalized excess servicing fees and capitalized servicing rights may be excluded from a Person's indebtedness. For purposes of calculating Borrowers' Debt, letters of credit outstanding on the date hereof naming Lennar and its Subsidiaries as beneficiary shall, to the extent otherwise included, be excluded.

         "Default" means the occurrence of any event or existence of any condition that, but for the giving of Notice or the lapse of time, would constitute an Event of Default.

         "Default Rate" means, for any Advance, the Interest Rate applicable to that Advance plus 2% per annum. If no Interest Rate is applicable to an Advance, "Default Rate" means, for that Advance, the highest Interest Rate then applicable to any outstanding Advance plus 2% per annum.

         "Deposit Balances" means funds of or maintained by Borrower and its Subsidiaries in accounts at a Lender or a Designated Bank.

         "Depository Benefit" means the compensation received by Credit Agent, directly or indirectly, as a result of Borrower's maintenance of Deposit Balances with a Designated Bank.

         "Designated Bank" means any bank designated by Credit Agent as a Designated Bank, but only for as long as Credit Agent has an agreement under which Credit Agent receives Depository Benefits from that bank.

         "Designated Bank Charges" means any fees, interest or other charges that would otherwise be payable to a Designated Bank in connection with Deposit Balances maintained at the Designated Bank, including deposit insurance premiums, service charges and any other charges that may be imposed by governmental authorities from time to time.

         "Eligible Asset" means a Mortgage Loan, Agreement for Deed or Foreclosure Claim Receivable that satisfies the conditions and requirements set forth in Exhibit H.

         "Eligible Mortgage Pool" means a Mortgage Pool for which (a) an Approved Custodian has issued its initial certification, (b) there exists a Purchase Commitment covering the Agency Security to be issued on the basis of that certification and (c) the Agency Security will be delivered to Credit Agent.

         "ERISA" means the Employee Retirement Income Security Act of 1974 and all rules and regulations promulgated under that statute, as amended, and any successor statute, rules, and regulations.

         "ERISA Affiliate" means any trade or business (whether or not incorporated) that is a member of a group of which Borrower is a member and that is treated as a single employer under Section 414 of the Internal Revenue Code.

         "Event of Default" means any of the conditions or events set forth in
         Section 11.1.

         "Exchange Act" means the Securities Exchange Act of 1934 and all rules and regulations promulgated under that statute, as amended, and any successor statute, rules, and regulations.

         "Exhibit A" means Exhibit A-SF, Exhibit A-Construction, Exhibit A-Other Investments and Exhibit A-SF/UNI, as applicable to the type of Eligible Asset being financed.

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         "Exhibit B" means Exhibit B-SF, Exhibit B-Construction and Exhibit
         A-Other Investments, as applicable to the type of Eligible Asset being financed.

         "Existing Agreements" means the Existing Universal Agreement and the Existing U.S. Home Agreement.

         "Existing Universal Agreement" means the Fourth Restated Revolving Credit Agreement dated as of May 28, 1999, among Lennar Corporation, Universal American Mortgage Company, UAMC Asset Corp. and Eagle Home Mortgage, Inc., as Borrowers, the lenders named therein and The First National Bank of Chicago, acting in its capacity as administrative agent for the lenders, as the same may have been amended, supplemented or otherwise modified.

         "Existing U.S. Home Agreement" means the Second Amended and Restated Warehousing Credit and Security Agreement dated as of October 1, 1999, U.S. Home Mortgage Corporation, as borrower, and Residential Funding Corporation, as lender, as the same may have been amended, supplemented or otherwise modified.

         "Fair Market Value" means, at any time for an Eligible Asset or a related Agency Security (if the Eligible Asset is to be used to back an Agency Security) as of any date of determination, (a) the Committed Purchase Price if the Eligible Asset is covered by a Purchase Commitment from Fannie Mae or Freddie Mac or the Eligible Asset is to be exchanged for an Agency Security and that Agency Security is covered by a Purchase Commitment from an Investor, or (b) otherwise, the market price for such Eligible Asset or Agency Security, determined by Credit Agent based on market data for similar Mortgage Loans, Agency Securities or other assets and such other criteria as Credit Agent deems appropriate in its sole discretion.

         "Fannie Mae" means Fannie Mae, a corporation created under the laws of the United States, and any successor corporation or other entity.

         "Federal Funds Rate" means, for each week, the effective Federal Funds Rate (per annum) of interest in effect on the first Business Day of that week, as published by Bloomberg L.P. If the Federal Funds Rate is not published by Bloomberg L.P. on the first Business Day of any week, then the term "Federal Funds Rate" means the highest Federal Funds Rate published in The Wall Street Journal in its regular column entitled "Money Rates" on the first Business Day of that week.

         "FHA" means the Federal Housing Administration and any successor agency or other entity.

         "FICA" means the Federal Insurance Contributions Act, as amended, and any successor statute.

         "FIRREA" means the Financial Institutions Reform, Recovery and Enforcement Act of 1989 and all rules and regulations promulgated under that statute, as amended, and any successor statute, rules, and regulations.

         "First Mortgage" means a Mortgage that constitutes a first Lien on the real property covered by the Mortgage.

         "First Mortgage Loan" means a Mortgage Loan secured by a First
         Mortgage.

         "Freddie Mac" means Freddie Mac, a corporation created under the laws of the United States, and any successor corporation or other entity.

         "Funding Bank" means Bank One or any other bank designated by Credit Agent as a Funding Bank.

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         "Funding Bank Agreement" means a letter agreement on the form prescribed by Credit Agent between the Funding Bank and Borrower authorizing Credit Agent's access to the Operating Account.

         "GAAP" means generally accepted accounting principles set forth in opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and in statements and pronouncements of the Financial Accounting Standards Board, or in opinions, statements or pronouncements of any other entity approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

         "Gestation Agreement" means an agreement under which Borrower agrees to sell or finance (a) a Mortgage Loan prior to the date of purchase by an Investor or (b) a Mortgage Pool prior to the date a Mortgage-backed Security backed by the Mortgage Pool is issued.

         "Ginnie Mae" means the Government National Mortgage Association, an agency of the United States government, and any successor agency or other entity.

         "GMAC-RFC Client Guide" means the applicable loan purchase guide issued by Credit Agent, as the same may be amended or replaced.

         "Hedging Arrangements" means, with respect to any Person, any agreements or other arrangements (including interest rate swap agreements, interest rate cap agreements and forward sale agreements) entered into to protect that Person against changes in interest rates or the market value of assets.

         "HUD" means the Department of Housing and Urban Development, and any successor agency or other entity.

         "Indemnified Liabilities" has the meaning set forth in Section 13.2.

         "Indemnitees" has the meaning set forth in Section 13.2.

         "Interest Rate" means, for any Advance, the floating rate of interest specified for that Advance in Exhibit H.

         "Interim Statement Date" means the date of the most recent unaudited financial statements of each Borrower (and, if applicable, each Borrower's Subsidiaries, on a consolidated basis) delivered to Credit Agent under this Agreement.

         "Internal Revenue Code" means the Internal Revenue Code of 1986, Title 26 of the United States Code, the regulations, rulings and interpretations issued under those statutory provisions and any subsequent federal income tax law or laws, as amended.

         "Investment" means any direct or indirect purchase or other acquisition by any Person of, or a beneficial interest in, stock or other securities of any other Person, or any direct or indirect loan, advance (other than advances to employees for moving and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by that Person to any other Person, including all Debt and accounts receivable from that Person which are not current assets or did not arise from sales to that other Person in the ordinary course of business.

         "Investor" means Fannie Mae, Freddie Mac or a financially responsible private institution that Credit Agent deems acceptable, in its sole discretion, to issue Purchase Commitments with respect to a particular category of Eligible Assets. Credit Agent may at any time, on 3 Business Days' Notice to Borrower, add or remove any Person as an Investor.

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         "Lender" has the meaning set forth in the first paragraph of this
         Agreement.

         "Lennar" means LENNAR CORPORATION, a Delaware corporation.

         "Lennar Undertaking" means a guaranty of certain of Borrower's Obligations by Lennar.

         "LIBOR" means, for each week, the rate of interest per annum that is equal to the arithmetic mean of the U.S. Dollar London Interbank Offered Rates for 1 month periods of certain U.S. banks as of 11:00 a.m. (London time) on the first Business Day of each week on which the London Interbank market is open, as published by Bloomberg L.P. If those interest rates are not offered or published for any period, then during that period LIBOR means the London Interbank Offered Rate for 1 month periods as published in The Wall Street Journal in its regular column entitled "Money Rates" on the first Business Day of each week on which the London Interbank market is open.

         "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature of such an agreement and any agreement to give any security interest).

         "Loan Documents" means this Agreement, the Notes, the Lennar Undertaking, any agreement of Borrower relating to Subordinated Debt, and each other document, instrument or agreement executed by Borrower in connection with any of those documents, instruments and agreements, as originally executed or as any of the same may be amended, restated, renewed or replaced.

         "Loan-to-Value Ratio" means, for any Mortgage Loan, the ratio of (a) the maximum amount that may be borrowed under the Mortgage Loan (whether or not borrowed) at the time of origination, plus the Mortgage Note Amounts of all other Mortgage Loans secured by the related Property, to (b) the Appraised Property Value of the related Property.

         "Manufactured Home" means a structure that is built on a permanent chassis (steel frame) with the wheel assembly necessary for transportation in one or more sections to a permanent site or semi-permanent site.

         "Majority Lenders" means at any date Lenders holding not less than 51% of the aggregate Credit Limit. Notwithstanding the foregoing, if there are only 2 Lenders the term "Majority Lenders" shall, except for purposes of Section 11.2(c), include both of Lenders.

         "Margin Stock" has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System, as amended.

         "Miscellaneous Charges" means actual miscellaneous charges and expenses incurred by or on behalf of Credit Agent for the handling and administration of Advances and Collateral, including costs for UCC, tax lien and judgment searches conducted by Credit Agent, filing fees, charges for wire transfers and check processing charges, charges for security delivery fees, charges for overnight delivery of Collateral to Investors, the Funding Bank's service fees and overdraft charges and Designated Bank Charges.

         "Mortgage" means a mortgage or deed of trust on real property that is improved and substantially completed (including real property to which a Manufactured Home has been affixed in a manner such that the Lien of a mortgage or deed of trust would attach to the Manufactured Home under applicable real property law).

         "Mortgage-backed Securities" means securities that are secured or otherwise backed by Mortgage Loans.

         "Mortgage Loan" means any loan evidenced by a Mortgage Note and secured by a Mortgage.

         "Mortgage Note" means a promissory note secured by one or more
         Mortgages.

         "Mortgage Note Amount" means, as of any date of determination, the then outstanding and unpaid principal amount of a Mortgage Note (whether or not an additional amount is available to be drawn under that Mortgage
         Note).

         "Mortgage Pool" means a pool of one or more Pledged Loans on the basis of which a Mortgage-backed Security is to be issued.

         "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA, to which either Borrower or any ERISA Affiliate of Borrower has any obligation with respect to its employees.

         "Notes" means the Warehousing Notes and the Swingline Note.

         "Notices" has the meaning set forth in Section 13.1.

         "Obligations" means any and all indebtedness, obligations and liabilities of each Borrower to Lenders, Credit Agent (whether now existing or arising after the date of this Agreement, voluntary or involuntary, joint or several, direct or indirect, absolute or contingent, liquidated or unliquidated, or decreased or extinguished and later increased and however created or incurred) under the Loan Documents.

         "Operating Account" means a demand deposit account maintained at the Funding Bank in Borrower's name.

         "Overdraft Advance" has the meaning set forth in Exhibit B-SF.

         "Participant" has the meaning set forth in Section 13.7.

         "Percentage Share" means, for any Lender at any date, that percentage which such Lender's Warehousing Commitment Amount bears to the Warehousing Credit Limit.

         "Person" means and includes natural persons, corporations, limited liability companies, limited liability partnerships, limited liability limited partnerships, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions of those governments.

         "Plan" means each employee benefit plan (whether in existence on the Closing Date or established after that date), as that term is defined in Section 3 of ERISA, maintained for the benefit of directors, officers or employees of Borrower or any ERISA Affiliate.

         "Pledged Assets" means, collectively, Pledged Loans, Pledged Agreements for Deed, Pledged Securities, and Foreclosure Claim Receivables in respect of which Advances are outstanding hereunder.

         "Pledged Agreements for Deed" has the meaning set forth in Section 5.1(c).

         "Pledged Hedging Accounts" has the meaning set forth in Section 5.1(i).

         "Pledged Hedging Arrangements" has the meaning set forth in Section 5.1(i).

         "Pledged Loans" has the meaning set forth in Section 5.1 (b).

         "Pledged Securities" has the meaning set forth in Section 5.1(d).

         "Pledged Shares" has the meaning set forth in Section 5.1(j).

         "Prohibited Transaction" has the meanings set forth for such term in
         Section 4975 of the Internal Revenue Code and Section 406 of ERISA.

         "Purchase Commitment" means a written commitment, in form and substance satisfactory to Credit Agent, issued in favor of Borrower by an Investor under which that Investor commits to purchase Mortgage Loans or Mortgage-backed Securities.

         "Receivables" has the meaning set forth in Section 5.1 (f).

         "Rehab Escrow" means an escrow established as part of the initial Advance against a Construction/Perm Mortgage Loan in an amount equal to the difference between the amount funded for the financing or refinancing of existing improvements on the real property encumbered by the Pledged Mortgage and the amount funded for the renovation or rehabilitation of the existing improvements.

         "Release Amount" has the meaning set forth in Section 5.2 (f).

         "RFC" means Residential Funding Corporation, a Delaware corporation, and any successor thereto.

         "RFC Advance" has the meaning set forth in Section 4.3(k).

         "RFC Direct Advance" means a disbursement by RFC under the RFC Direct Commitment.

         "RFC Direct Commitment" means the obligation of RFC to make RFC Direct Advances to Borrower under Section 1.1.

         "RFC Direct Commitment Amount" means $55,000,000.

         "RFC Direct Note" has the meaning set forth in Section 1.4.

         "Second Mortgage" means a Mortgage that constitutes a second Lien on the property covered by the Mortgage.

         "Second Mortgage Loan" means a Mortgage Loan secured by a Second Mortgage.

         "Servicing Contract" means, with respect to any Person, the arrangement, whether or not in writing, under which that Person has the right to service Mortgage Loans.

         "Servicing Portfolio" means, as to any Person, the unpaid principal balance of Mortgage Loans serviced by that Person under Servicing Contracts, minus the principal balance of all Mortgage Loans that are serviced by that Person for others under subservicing arrangements.

         "Single Family Mortgage Loan" means a Mortgage Loan secured by a Mortgage covering a Single Family Property

         "Single Family Property" means improved real property containing one to four family residences.

         "Statement Date" means the Audited Statement Date or the Interim Statement Date, as applicable.

         "Sublimit" means the aggregate amount of Warehousing Advances (expressed as a dollar amount or as a percentage of the Warehousing Credit Limit) that is permitted to be outstanding at any one time against a specific type of Eligible Asset.

         "Sublimit Note" has the meaning set forth in Section 1.4.

         "Subordinated Debt" means (a) all indebtedness of Borrower for borrowed money that is effectively subordinated in right of payment to all other present and future Obligations either (1) under a Subordination of Debt Agreement on the form prescribed by Credit Agent or (2) otherwise on terms acceptable to Credit Agent, and (b) solely for purposes of
         Section 9.9, all indebtedness of Borrower that is required to be subordinated by Sections 6.1 (b) and 8.11.

         "Subsidiary" means any corporation, partnership, association or other business entity in which more than 50% of the shares of stock or other ownership interests having voting power for the election of directors, managers, trustees or other Persons performing similar functions is at the time owned or controlled by any Person either directly or indirectly through one or more Subsidiaries of that Person.

         "Swingline Advance" means an Advance made by RFC under Section 1.3.

         "Swingline Facility Amount" means the maximum amount of Swingline Advances to be made by RFC from time to time, but not to exceed $75,000,000.

         "Swingline Note" has the meaning set forth in Section 1.4.

         "Tangible Leverage Ratio" means the ratio of a Person's (and, if applicable, the Person's Subsidiaries, on a consolidated basis) Debt to Tangible Net Worth. For purposes of calculating a Person's Leverage Ratio, Debt arising under Hedging Arrangements, to the extent of assets arising under those Hedging Arrangements, [Debt arising under Gestation Agreements covering Agency Securities or Eligible Mortgage Pools and Debt arising under Investment Line Agreements, to the extent of the Investments securing the same], may be excluded from a Person's Debt.

         "Tangible Net Worth" means the excess of a Person's (and, if applicable, the Person's Subsidiaries, on a consolidated basis) total assets over total liabilities as of the date of determination, each determined in accordance with GAAP applied in a manner consistent with UAMC's audited financial statements as of November 30, 2000, plus that portion of Subordinated Debt not due within 1 year of that date. For purposes of calculating a Person's Tangible Net Worth, advances or loans to shareholders, directors, officers, employees or Affiliates, investments in Affiliates, assets pledged to secure any liabilities not included in the Debt of the Person, intangible assets, Servicing Contracts of the type described in Section 9.8, those other assets that would be deemed by HUD to be non-acceptable in calculating adjusted net worth in accordance with its requirements in effect as of that date, as those requirements appear "Consolidated Audit Guide for Audits of HUD Programs," and other assets Credit Agent deems unacceptable, in its sole discretion, must be excluded from a Person's total assets.

         "Third Party Originated Loan" means a Mortgage Loan originated and funded by a third party (other than with funds provided by Borrower at closing to purchase the Mortgage Loan) and subsequently purchased by Borrower.

         "Total Hard Costs" means the total of the costs and expenses listed on the Cost Breakdown.

         "Trust Receipt" means a trust receipt in a form approved by and under which Credit Agent may deliver any document relating to the Collateral to Borrower for correction or completion.

         "U.S. Home" means U.S. HOME MORTGAGE CORPORATION, a Florida corporation.

         "Warehouse Period" means, for any Eligible Asset, the maximum number of days a Warehousing Advance against that type of Eligible Asset may remain outstanding as set forth in Exhibit H.

         "Warehousing Advance" means a disbursement by a Lender under its Warehousing Commitment.

         "Warehousing Commitment" means the obligation of each Lender to make Warehousing Advances to Borrower under Section 1.1.

         "Warehousing Commitment Amount" means, for any Lender at any date, that dollar amount designated as such opposite such Lender's name on Exhibit J as its Warehousing Commitment Amount.

         "Warehousing Commitment Fee" has the meaning set forth in Section 4.5.

         "Warehousing Credit Limit" means the sum of the Warehousing Commitment Amounts of all of Lenders. The initial Warehousing Credit Limit is $335,000,000.

         "Warehousing Maturity Date" has the meaning set forth in Section 1.2.

         "Warehousing Note" has the meaning set forth in Section 1.4.

         "Wet Settlement Advance" means any Warehousing Advance from the date the Warehousing Advance is made until the date of Lender's receipt of the Collateral Documents as provided in Article 3 and the Exhibit referenced therein.

         "Wire Disbursement Account" means a demand deposit account maintained at the Funding Bank in Credit Agent's name for clearing wire transfers requested by Borrower to fund Advances.

14.2.    Other Definitional Provisions; Terms of Construction

         14.2 (a) Accounting terms not otherwise defined in this Agreement have the meanings given to those terms under GAAP. Except as may be expressly provided to the contrary herein, all accounting determinations hereunder shall be made in accordance with GAAP, applied consistently with the audited financial statements described in Section 6.1(a)(27). To the extent any change in GAAP or Borrowers' accounting practices affects any computation or determination required to be made pursuant to this Agreement, such computation or determination shall be made as if such change in GAAP or Borrowers accounting practices had not occurred unless Borrower and Lenders agree in writing on an adjustment to such computation or determination to account for such change in GAAP or Borrowers' accounting practices

         14.2 (b) Defined terms may be used in the singular or the plural, as the context requires.

         14.2 (c) All references to time of day mean the then applicable time in Chicago, Illinois, unless otherwise expressly provided.

         14.2 (d) References to Sections, Exhibits, Schedules and like references are to Sections, Exhibits, Schedules and the like of this Agreement unless otherwise expressly provided.

         14.2 (e) The words "include," "includes" and "including" are deemed to be followed by the phrase "without limitation."

         14.2 (f) Unless the context in which it is used otherwise clearly requires, the word "or" has the inclusive meaning represented by the phrase "and/or."

         14.2 (g) All incorporations by reference of provisions from other agreements are incorporated as if such provisions were fully set forth into this Agreement, and include all necessary definitions and related provisions from those other agreements.

         14.2 (h) All references to the Uniform Commercial Code shall be deemed to be references to the Uniform Commercial Code in effect on the Closing Date in the applicable jurisdiction.

         14.2 (i) Unless the context in which it is used otherwise clearly requires, all references to days, weeks and months mean calendar days, weeks and months.



                                End of Article 14

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

                                          BORROWER:

                                          UNIVERSAL AMERICAN MORTGAGE COMPANY,
                                          a Florida corporation

                                          By:   /s/ Janice Munoz
                                                --------------------------------

                                          Its: Vice President

                                          EAGLE HOME MORTGAGE, INC.,
                                          a Washington corporation

                                          By: /s/ Janice Munoz
                                              ----------------------------------

                                          Its: Vice President

                                          AMERISTAR FINANCIAL SERVICES, INC.,
                                          a California corporation

                                          By: /s/ Janice Munoz
                                              ----------------------------------

                                          Its: Vice President

                                          UNIVERSAL AMERICAN MORTGAGE COMPANY OF
                                          CALIFORNIA,
                                          a California corporation

                                          By: /s/ Janice Munoz
                                              ----------------------------------

                                          Its: Vice President

                                          UAMC ASSET CORP. II,
                                          a Nevada corporation

                                          By: /s/ Janice Munoz
                                              ----------------------------------

                                          Its: Vice President

                                          CREDIT AGENT:

                                          RESIDENTIAL FUNDING CORPORATION,
                                          a Delaware corporation

                                          By: /s/ Jim Clapp
                                              -------------------------------

                                          Its:  Director

                                          LENDERS:

                                          RESIDENTIAL FUNDING CORPORATION,
                                          a Delaware corporation

                                          By: /s/ Jim Clapp
                                              -------------------------------

                                          Its:  Director